Exhibit No. 10.2

CONFIDENTIAL

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission.  Asterisks denote omissions.

RESEARCH COLLABORATION AND LICENSE AGREEMENT

among

GENAISSANCE PHARMACEUTICALS, INC.,

BAYER AG

and

BAYER HEALTHCARE LLC

dated as of January 15, 2003

i

v

Exhibits
Exhibit A	Gene Criteria
Exhibit B	[**] Trial
Exhibit C	SADR Clinical Phenotypes
Exhibit D	SADR Study
Exhibit E	SER Clinical Phenotypes
Exhibit F	SER Study
Exhibit G	STRENGTH Trial
Exhibit H	Draft Press Release

RESEARCH DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT

THIS RESEARCH COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is dated as of January 15, 2003 (the “Effective Date”) and is made by and among BAYER AG, a German corporation acting through its business area HealthCare having offices at Bayerwerk, 51368 Leverkusen, Germany, BAYER HEALTHCARE LLC, a Delaware corporation acting through its Diagnostics Division having offices at 511 Benedict Avenue, Tarrytown, New York 10591 (collectively, “Bayer”) and GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation having offices at Five Science Park, New Haven, Connecticut 06511 (“Genaissance”).

INTRODUCTION

1.                                       Genaissance has expertise in discovering markers of genetic variation and correlating such markers with drug response, and has conducted the STRENGTH Trial (as that term is defined below) to identify markers correlated with response to atorvastatin calcium (Lipitor ®), pravastatin sodium (Pravachol®), simvastatin (Zocor®) and lovastatin (Mevacor®).

2.                                       Bayer has expertise in discovering, developing and commercializing diagnostic products and has undertaken the [**] Trial (as that term is defined below), in which correlations between genetic variation and the response to [**] have been identified.

3.                                       Bayer and Genaissance wish to collaborate on identifying single nucleotide polymorphisms and haplotypes for use in developing and marketing [**] Diagnostic Products (as that term is defined below) and [**] Drug Products (as that term is defined below) for populations determined by efficacy and safety responses, and developing other therapeutics for certain disease fields, by using pharmacogenetic findings of research undertaken by Genaissance and Bayer based upon the STRENGTH Trial and the [**] Trial.

4.                                       Each of Bayer and Genaissance is willing to grant the other access to such findings, and to collaborate with the other in analyzing the results of such research, upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, Bayer and Genaissance agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the terms defined in this Article I shall have the meanings specified below:

1.1                                 “Affiliate”.  Affiliate means any corporation or other entity which directly or indirectly controls, is controlled by or is under common control with a Party.  A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the outstanding voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to manage, direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other entity.  Any such other relationship as in fact results in actual control over the management, business and affairs of a corporation or other entity shall also be deemed to constitute control.

1.2                                 “Approved Diagnostic Product”.  Approved Diagnostic Product means a diagnostic product that has received market clearance under the 510(k) pre-market notification process, pre-market approval or an equivalent approval from a Regulatory Authority.

1.3                                 “ASR Product”.  ASR Product means an in vitro diagnostic product (a) that contains one or more Analyte Specific Reagents capable of detecting a specific chemical or biochemical substance in a biological specimen and (b) whose sale, distribution and use are restricted under 21 CFR 864.4020 or under similar regulations issued by another Regulatory Authority.

1.4                                 “Bayer Genetically-Targeted [**] Drug Product”.  Bayer Genetically-Targeted [**] Drug Product means any Genetically-Targeted [**] Drug Product that is (a) discovered or developed by Bayer; and (b) for which labeling approved by the applicable Regulatory Authority indicates that such Product is approved for a population defined by (i) one (1) or more HAPTM Markers or Collaboration [**] Haplotypes in a Collaboration Marker Association or (ii) one (1) or more Surrogate Markers of such markers.

1.5                                 “Bayer IP Rights”.  Bayer IP Rights means all Bayer Prior IP and Bayer Resulting IP.

1.6                                 “Bayer Know-How”.  Bayer Know-How means Know-How that is developed in the conduct of the Collaboration for which Bayer is designated as the owner pursuant to the provisions of this Agreement.

1.7                                 “Bayer Non-[**] Drug Product”.  Bayer Non-[**] Drug Product means a Non-[**] Drug Product that is discovered or developed by Bayer with a demonstrable use of Resulting IP.

1.8                                 “Bayer Other [**] Drug Product”.  Bayer Other [**] Drug Product means a [**] Drug Product, other than a Bayer Genetically-Targeted [**] Drug Product, that is discovered or developed by Bayer with a demonstrable use of Resulting IP.

1.9                                 “Bayer Patent Rights”.  Bayer Patent Rights means Patent Rights that claim Bayer Know-How.

1.10                           “Bayer Polymorphism”.  Bayer Polymorphism means a Polymorphism evaluated by Bayer in the [**] Trial independently from the Collaboration and prior to the end of the Collaboration Period.

1.11                           “Bayer Prior IP”.  Bayer Prior IP means all intellectual property that (a) is Controlled by Bayer and developed independently from the Collaboration prior to the end of the Collaboration Period and (b) relates to associations between Polymorphisms and Clinical Phenotypes discovered in the [**] Trial.  For purposes of clarity, any Know-How developed by Bayer as a result of the analysis of genotyping data that are generated in the conduct of the [**]

Trial prior to the first Steering Committee meeting (and any related Patent Rights) shall be considered intellectual property arising from the [**] Trial and, therefore, Bayer Prior IP, irrespective of whether such analysis occurs prior to or after the first Steering Committee meeting.

1.12                           “Bayer Resulting IP”.  Bayer Resulting IP means Bayer Know-How and Bayer Patent Rights.

1.13                           “Bayer SADR Polymorphism Association”.  Bayer SADR Polymorphism Association means a correlation, identified by Bayer in the [**] Trial independently from the Collaboration and prior to the end of the Collaboration Period, between (a) a Bayer Polymorphism or a combination of such Polymorphisms and (b) an SADR Clinical Phenotype (whether or not such Polymorphism or combination is also correlated with an SER Clinical Phenotype).

1.14                           “Bayer SER Polymorphism Association”.  Bayer SER Polymorphism Association means a correlation, identified by Bayer in the [**] Trial independently from the Collaboration and prior to the end of the Collaboration Period, between (a) a Bayer Polymorphism or a combination of such Polymorphisms and (b) an SER Clinical Phenotype, but not an SADR Clinical Phenoytype.

1.15                           “Calendar Quarter”.  Calendar Quarter means each successive period of three (3) months beginning on the first day of January, April, July and October.

1.16                           “Candidate Genes”.  Candidate Genes means the set of Genes that (a) are selected by the Steering Committee pursuant to Section 2.1.2(e), (b) are to be analyzed by a Party or by both Parties in the SADR Study; and (c) are not either SADR Confirmation Genes or SADR Expansion Genes.

1.17                           “Clinical Phenotype”.  Clinical Phenotype means an SADR Clinical Phenotype or an SER Clinical Phenotype, or both.

1.18                           “Collaboration”.  Collaboration means those activities to be undertaken by the Parties in the conduct of the SADR Study and the SER Study.

1.19                           “Collaboration Marker Association”.  Collaboration Marker Association means a Collaboration SADR Haplotype Association or a Collaboration SER HAP™ Marker Association or any combination of such Associations.

1.20                           “Collaboration Period”.  Collaboration Period means the period of time beginning with the Effective Date until the later of (a) the end of the SADR Study Term, or (b) the end of the SER Study Term, in each case unless earlier terminated as provided in Article IX.

1.21                           “Collaboration Plan”.  Collaboration Plan means the SADR Plan and the SER Plan.

1.22                           “Collaboration [**] Haplotype ”.  Collaboration [**] Haplotype means a Haplotype discovered by a Party or by both Parties by means of the custom sequencing work performed pursuant to this Agreement using DNA from patients that participated in the [**] Trial.

1.23                           “Collaboration SADR Haplotype Association”.  Collaboration SADR Haplotype Association means a statistically significant (i.e. p=or < 0.05) correlation, identified by a Party or by both Parties in the conduct of the SADR Study, between (a)(i) a HAPTM Marker in an SADR Expansion Gene or a Candidate Gene or a combination of such HAP Markers or (ii) a Collaboration [**] Haplotype or a combination of such Haplotypes and (b) an SADR Clinical Phenotype (whether or not such Polymorphism(s) is also correlated with an SER Clinical Phenotype).

1.24                           “Collaboration SER HAP™ Marker Association”.  Collaboration SER HAP™ Marker Association means a statistically significant (i.e. p = or < 0.05) correlation, identified by a Party or by both Parties in the conduct of the SER Study, between (a) a HAPTM Marker, a Collaboration [**] Haplotype or a combination of such markers and (b) an SER Clinical Phenotype, but not an SADR Clinical Phenotype.  For purposes of clarity, a Collaboration SER HAP™ Marker Association shall not include any GNSC SER HAPTM Marker Association that is confirmed in the SER Study.

1.25                           “Confidential Information”.  Confidential Information means any information, inventions, copyrights, trade secrets, data or materials, whether patentable or not, received by a Party from the other Party in connection with the performance of this Agreement.  All Bayer Know-How and Genaissance Know-How shall be considered Confidential Information of both Parties.

1.26                           “Control” or “Controlled”.  Control or Controlled means with respect to any compound, biomaterial, information or intellectual property right, that the applicable party, in whole or in part, owns or has a license to such compound, biomaterial, information or intellectual property right and, if applicable, has the ability to grant access, covenant against suit, or a license (or a sublicense) without violating the terms of any agreement or other arrangements with any Third Party existing at the time such party would be first required to grant such access, covenant, license or sublicense.

1.27                           “European Union Country(ies)”.  European Union Country(ies) shall mean any member state of the European Union as of the Effective Date.

1.28                           “First Commercial Use”.  First Commercial Use shall mean with respect to a Product the first use or consumption for the benefit of the general public of a Product in a country; provided, however, that use related to test marketing, sampling and promotional uses, clinical trial or other research purposes or compassionate or similar use shall not be considered or constitute a First Commercial Use, except in the case of research use of a diagnostic Product or test results obtained therefrom by a Third Party after purchase of such Product or test results in an arm’s length transaction from a Party or one of its licensees or distributors.

1.29                           “FTE”.  FTE shall mean a full time equivalent person year (consisting of a total of 1,880 hours per year) of scientific, technical or managerial work undertaken by a Party with respect to a Product.

1.30                           “Genaissance Collaborator”.  Genaissance Collaborator means any party that is seeking or has obtained a license from Genaissance to develop a Genetically-Targeted [**] Drug Product.

1.31                           “Genaissance Genetically-Targeted [**] Drug Product”.  Genaissance Genetically-Targeted [**] Drug Product means a Genetically-Targeted [**] Drug Product that is (a) discovered or developed by Genaissance and (b) for which labeling approved by the applicable Regulatory Authority indicates that such Product is approved for a population defined by (i) one (1) or more HAPTM Markers or Collaboration [**] Haplotypes in a Collaboration Marker Association or one (1) or more Surrogate Markers of such markers or (ii) one (1) or more Bayer Polymorphisms in a Bayer SER Polymorphism Association or a Bayer SADR Polymorphism Association or one (1) or more Surrogate Markers of such markers.

1.32                           “Genaissance IP Rights”.  Genaissance IP Rights means all Genaissance Prior IP and Genaissance Resulting IP.

1.33                           “Genaissance Know-How”.  Genaissance Know-How means Know-How that is developed in the conduct of the Collaboration for which Genaissance is designated as the owner pursuant to the provisions of this Agreement.

1.34                           “Genaissance Non-[**] Drug Product”.  Genaissance Non-[**] Drug Product means a Non-[**] Drug Product that is discovered or developed by Genaissance with a demonstrable use of Resulting IP.

1.35                           “Genaissance Other [**] Drug Product”.  Genaissance Other [**] Drug Product means a [**] Drug Product, other than a Genaissance Genetically-Targeted [**] Drug Product, that is discovered or developed by Genaissance with a demonstrable use of (a) a Collaboration Marker Association, a Bayer SER Polymorphism Association or a Bayer SADR Polymorphism Assocation or (b) a HAP Marker, Collaboration [**] Haplotype or Bayer Polymorphism referenced in such Association.

1.36                           “Genaissance Patent Rights”.  Genaissance Patent Rights means Patent Rights that claim Genaissance Know-How.

1.37                           “Genaissance Prior IP”.  Genaissance Prior IP means all intellectual property that (a) is Controlled by Genaissance and developed independently from the Collaboration prior to the end of the Collaboration Period and (b) relates to associations between Polymorphisms and Clinical Phenotypes discovered in the STRENGTH Trial or (c) relates to HAP™ Markers referenced in a HAP™ Marker Association or in a Collaboration SADR Haplotype Association; provided, however, that the term Genaissance Prior IP shall not include intellectual property related to HAPTM Technology.  For purposes of clarity, any Know-How developed by Genaissance as a result of the analysis of genotyping data that are generated in the conduct of the STRENGTH Trial prior to the first Steering Committee meeting (and any related Patent Rights) shall be considered intellectual property arising from the STRENGTH Trial and, therefore, Genaissance Prior IP, irrespective of whether such analysis occurs prior to or after the first Steering Committee meeting.

1.38                           “Genaissance Resulting IP”.  Genaissance Resulting IP means Genaissance Know-How and Genaissance Patent Rights.

1.39                           Genaissance SADR Diagnostic Product”.  Genaissance SADR Diagnostic Product means an SADR Diagnostic Product that detects, directly or indirectly, a Marker (or a Surrogate of such Marker) referenced in a Marker Association for a given SADR Clinical Phenotype with respect to which the Bayer SADR Diagnostics License has become non-exclusive pursuant to the terms of Section 3.2.1(b).

1.40                           Genaissance SER Diagnostic Product”.  Genaissance SER Diagnostic Product means an SER Diagnostic Product that detects, directly or indirectly, a Marker (or a Surrogate of such Marker) referenced in a Marker Association for a given SER Clinical Phenotype with respect to which the Bayer SER Diagnostics License has become non-exclusive or has been terminated pursuant to the terms of Section 3.2.1(b).

1.41                           “Gene”.  Gene means a nucleic acid sequence (including allelic variations thereof) that (a) encodes a designated protein, and (b) satisfies the criteria set forth in Exhibit A attached hereto.

1.42                           “Genetically-Targeted [**] Drug Product”.  Genetically-Targeted [**] Drug Product means a [**] Drug Product for which labeling approved by the applicable Regulatory Authority indicates that such Product is approved for a population defined by Haplotypes or other Polymorphisms in a Haplotype association or other Polymorphism association.

1.43                           “GNSC SADR HAPTM Marker Association”.  GNSC SADR HAPTM Marker Association means a statistically significant (i.e. p = or < 0.05) correlation, identified by Genaissance in the STRENGTH Trial, independently from the Collaboration and prior to the end of the Collaboration Period, between (a) a HAPTM Marker or a combination of such markers and (b) a SADR Clinical Phenotype (whether or not such Polymorphism(s) is also correlated with an SER Clinical Phenotype).

1.44                           “GNSC SER HAPTM Marker Association”.  GNSC SER HAPTM Marker Association means a statistically significant (i.e. p = or < 0.05) correlation, identified by Genaissance in the STRENGTH Trial, independently from the Collaboration and prior to the end of the Collaboration Period, between (a) a HAPTM Marker or a combination of such markers and (b) an SER Clinical Phenotype, but not an SADR Clinical Phenotype.

1.45                           “HAP™ Builder Software”.  HAP™ Builder Software means the suite of proprietary algorithms used by Genaissance for (a) deriving the presence and frequency of HAPTM Markers or Haplotypes from a collection of genotypes of several individual Polymorphisms in a Gene of interest, and (b) assigning to an individual a pair of the derived HAPTM Markers or Haplotypes for the Gene.

1.46                           “HAPTM Database”.  HAPTM Database means the HAPTM Markers database maintained by Genaissance.

1.47                           “Haplotype”.  Haplotype means a type of Polymorphism that consists of an ordered combination of two (2) or more Polymorphisms present at a Locus on a single chromosome.

1.48                           “HAPTM Marker”.  HAPTM Marker means any Polymorphism or Haplotype that is (a) contained in the HAPTM Database at the time of exchange of Prior IP pursuant to Section 2.6 or (b) discovered, pursuant to Article II, in a SADR Expansion Gene, a SER Expansion Gene or a Candidate Gene, using DNA samples from the Index Repository or from patients that participated in the STRENGTH Trial.

1.49                           “HAPTM Marker Association”.  HAPTM Marker Association means a GNSC SADR HAPTM Marker Association, a GNSC SER HAPTM Marker Association, a Collaboration SER HAP™ Marker Association, or any combination of such Marker Associations.

1.50                           “HAPTM Marker Association Patent Rights”.  HAPTM Marker Association Patent Rights means Patent Rights that claim a HAPTM Marker Association or the use thereof.

1.51                           “HAPTM Marker Patent Rights”.  HAPTM Marker Patent Rights means Patent Rights that claim a HAPTM Marker or the use thereof.

1.52                           “HAPTM Technology”.  HAPTM Technology means the technology used by Genaissance for the identification or confirmation of associations between HAPTM Markers and other generic markers and patient response to a [**] Drug Product.

1.53                           “HAP™ Typing Processes”.  HAP™ Typing Processes means the processes used by Genaissance to assign to an individual a pair of previously-derived HAPTM Markers or Haplotypes for a Gene of interest; the processes including (a) selecting a set of informative polymorphic sites from the total number of sites in a set of previously derived HAPTM Markers or Haplotypes for that Gene using Genaissance’s proprietary software and Know-How, (b) genotyping a genomic DNA sample from an individual at the set of informative polymorphic sites using sequencing or other genotyping platforms installed at Genaissance (including but not limited to MassARRAY, TaqMan and Pyrosequencing) and (c) assigning to the individual a pair of HAPTM Markers or Haplotypes from the genotype for informative polymorphic sites, where the set of informative polymorphic sites defines (i) the minimal number of polymorphic sites needed to deduce which of the previously-derived HAPTM Markers or Haplotypes is present in the individual or (ii) a desired level of genetic diversity in a patient cohort.

1.54                           “Home-Brew Product”.  Home Brew Product means components of an in vitro diagnostic product or test that (a) are sold or licensed solely to individual laboratories that are certified under the Clinical Laboratory Improvement Amendments of 1988, as subsequently amended, and implementing regulations, or their foreign equivalent, if any, for internal use by such laboratories and (b) have not been approved by applicable Regulatory Authorities.

1.55                           “Know-How”.  Know-How means any information, inventions, copyrights, trade secrets, regulatory submissions, data or materials, whether patentable or not, including, without limitation, biological materials (such as cell lines, DNA, DNA fragments, RNA, RNA fragments, organisms, proteins, polypeptides, plasmids, vectors, fragments of such proteins, polypeptides, plasmids and vectors, and derivatives, progeny and variants of all of the foregoing) and intellectual property of any kind, other than Patent Rights.

1.56                           “Locus”.  Locus means a location on a chromosome corresponding to a Gene or a genetically-controlled physical or phenotypic feature of a human individual.

1.57                           “Marker”.  Marker means a HAP™ Marker or a Collaboration [**] Haplotype referenced in a Marker Association.

1.58                           “Marker Association”.  Marker Association means a HAPTM Marker Association or a Collaboration SADR Haplotype Association, or any combination of such Marker Associations.

1.59                           “Net Sales”.  Net Sales means, with respect to a Product, the gross amount invoiced by the Royalty-Paying Party, its Affiliates and/or its sublicensees on sales or other dispositions of Products to Third Parties, less the following deductions:

(a)                                  Trade, cash and/or quantity discounts actually allowed and taken directly with respect to such sales;

(b)                                 Tariffs, duties, excises, sales taxes or other taxes imposed upon and paid directly by a Party with respect to the production, sale, delivery or use of the Product (excluding national, state or local taxes based on income), as reflected in the amount invoiced;

(c)                                  Amounts repaid or credited by reason of rejections, defects, recalls or returns or because of chargebacks, refunds, rebates or retroactive price reductions; and

(d)                                 Freight, insurance and other transportation charges incurred in shipping a Product to Third Parties, as reflected in the amount invoiced.

Such amounts shall be determined from the books and records of the Royalty-Paying Party, its Affiliates and/or its sublicensees, maintained in accordance with generally accepted accounting principles, consistently applied.  In the case of any sale of Products for consideration other than cash, such as barter or countertrade, Net Sales shall be calculated on the fair market value of the consideration received.  In the event the Product is sold as part of a Combination Product, the Net Sales from the Combination Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product during the applicable royalty reporting period, by the fraction, A/A+B, where A is the average sale price of the Product when sold separately in finished form and B is the average sale price of the other product(s) included in the Combination Product when sold separately in finished form, in each case during the applicable royalty reporting period or, if sales of both the Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred.  In the event that such average sale price cannot be determined for both the Product and all other products(s) included in the Combination Product, Net Sales for the purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction of C/C+D where C is the fair market value of the Product and D is the fair market value of all other product(s) included in the Combination Product.  In such event, the Royalty-Paying Party shall in good faith make a determination of the respective fair market values of the Product and all other products included in the Combination Product, and shall notify the Royalty-Receiving Party of such determination and provide the Royalty-Receiving Party with data to support such determination.  The Royalty-Receiving Party shall have the right to review such determination and supporting data, and to notify the Royalty-Paying Party if it disagrees with such determination.  If the Royalty-Receiving Party does not agree with such determination and if the Parties are unable to agree in good faith as to such respective fair market values, then such matter shall be referred to the Executive Officers.  As used above, the term “Combination Product” means, in the case of pharmaceutical products, any pharmaceutical product that consists of a Product and other active compounds and/or active ingredients and in the case of diagnostic products, a Product that is sold in combination with one or more of the following:  instrumentation, financing for instrumentation, instrument service and other diagnostic products.  With respect to diagnostic products that are Combination Products and are sold or otherwise disposed of outside of the United States, for any such Combination Product for which the Royalty-Paying Party as a matter of established policy does not maintain accounting records to permit the Royalty-Paying Party to determine the allocation of revenue among such Product and related instrumentation, financing and/or service, the Royalty-Paying Party shall have the right to deduct [**] percent ([**]%) of gross revenue with respect to such Product to reflect costs of such instrumentation, financing and/or service.

1.60                           “Non-[**] Drug Product”.  Non-[**] Drug Product means a therapeutic drug product that is not a [**] Drug Product.

1.61                           “Other Product”.  Other Product means any product developed with a demonstrable use of Resulting IP, other than a Bayer Genetically-Targeted [**] Drug Product, a Bayer Other [**] Drug Product, a Bayer Non-[**] Drug Product, a Genaissance Genetically-Targeted [**] Drug Product, a Genaissance Other [**] Drug Product, a Genaissance Non-[**] Drug Product, a SADR Diagnostic Product, a SER Diagnostic Product, a Genaissance SADR Diagnostic Product or a Genaissance SER Diagnostic Product.

1.62                           “Party”.  Party means Bayer or Genaissance; “Parties” means Bayer and Genaissance.

1.63                           “Patent Prosecution”.  Patent Prosecution means any or all of the activities related to the filing, prosecution, maintenance and extension of Patent Rights in one or more countries.

1.64                           “Patent Rights”.  Patent Rights means (a) any United States or foreign patent application, (b) any United States patent or foreign patent issuing from such patent application and (c) any continuation, continuation-in-part (to the extent the claims in such continuation-in-part-application are directed to subject matter specifically described in such prior patent application), divisional, reissue, re-examination, renewal, substitution, addition, extension, supplementary protection certificate or foreign counterpart thereof of any of the foregoing.

1.65                           “Polymorphism”.  Polymorphism means any alternative sequence found at a given position in a chromosome within a population including, but not limited to:  (a) single nucleotide polymorphisms (“SNPs”); (b) insertions and deletions of one or more nucleotides; (c) repeats of one or more nucleotides; (d) restriction fragment length polymorphisms and (e) an ordered combination of two or more of such polymorphisms, e.g., Haplotype.

1.66                           “Prior IP”.  Prior IP means either Bayer Prior IP or Genaissance Prior IP, or both.

1.67                           “Product”.  Product means a Bayer Genetically-Targeted [**] Drug Product, a Bayer Other [**] Drug Product, a Bayer Non-[**] Drug Product, a Genaissance Genetically-Targeted [**] Drug Product, a Genaissance Other [**] Drug Product, a Genaissance Non-[**] Drug Product, a SADR Diagnostic Product, a SER Diagnostic Product, a Genaissance SADR Diagnostic Product, a Genaissance SER Diagnostic Product and/or an Other Product.

1.68                           “Program Manager”.  Program Manager means the research scientist appointed by a Party to serve as such Party’s principal coordinator and liaison for the Collaboration.

1.69                           “Regulatory Authority”.  Regulatory Authority means (a) the United States Food and Drug Administration or any successor agency with responsibilities comparable to those of the United States Food and Drug Administration, or (b) a regulatory authority or agency of a country other than the United States with responsibilities comparable to those of the United States Food and Drug Administration.

1.70                           “[**] Trial”.  [**] Trial means the study undertaken by Bayer as described in Exhibit B to this Agreement.

1.71                           “Resulting IP”.  Resulting IP means the Bayer Resulting IP and the Genaissance Resulting IP.

1.72                           “Resulting Patent Rights”.  Resulting Patent Rights means Bayer Patent Rights and Genaissance Patent Rights.

1.73                           “ROW Country(ies)”.  ROW Country(ies) means a country other than [**].

1.74                           “Royalty-Paying Party”.  Royalty-Paying Party means the Party paying royalties pursuant to Section 4.3 or Section 4.4.

1.75                           “Royalty-Receiving Party”.  Royalty-Receiving Party means the party to whom royalties are paid pursuant to Section 4.3 or Section 4.4.

1.76                           “SADR”.  SADR means a [**] adverse drug reaction.

1.77                           “SADR Clinical Phenotype”.  SADR Clinical Phenotype means a type of adverse event following the administration of a [**] Drug Product, as selected from the types listed on Exhibit C.

1.78                           “SADR Confirmation Gene”.  SADR Confirmation Gene means a Gene in the set of Genes to be analyzed by a Party or by both Parties in the SADR Study that contains (a) a HAPTM Marker that is a part of a GNSC SADR HAPTM Marker Association, and (b) is not a SADR Expansion Gene.

1.79                           “SADR Diagnostic Product”.  SADR Diagnostic Product means a [**] Diagnostic Product that detects directly or indirectly (a) one (1) or more HAPTM Markers or Collaboration [**] Haplotypes referenced in a GNSC SADR HAPTM Marker Association or a Collaboration

SADR Haplotype Association or (b) one (1) or more Surrogate Markers of the markers referenced in subsection (a), whether or not such SADR Diagnostic Product also detects directly or indirectly (i) one (1) or more HAP™ Markers referenced in a GNSC SER HAP™ Marker Association or a Collaboration SER HAP™ Marker Association or (ii) one (1) or more Surrogate Markers of the markers referenced in subsection (i).

1.80                           “SADR Expansion Gene”.  SADR Expansion Gene means a Gene in the set of Genes to be analyzed by a Party or by both Parties in the SADR Study that contains a Bayer Polymorphism that is a part of a Bayer SADR Polymorphism Association.

1.81                           “SADR Plan”.  SADR Plan means the plan for the SADR Study set forth on Exhibit D to this Agreement, as such plan may be modified from time to time pursuant to Section 2.1.1.

1.82                           “SADR Study”.  SADR Study means the study to be undertaken by the Parties pursuant to Section 2.1.

1.83                           “SADR Study Term”.  SADR Study Term means the period commencing upon the Effective Date and ending on the earlier of (a) delivery of the Final SADR Study Report pursuant to Section 2.1.2(g) or (b) the termination of this Agreement pursuant to Article IX.

1.84                           “SER”.  SER means a [**] efficacy response.

1.85                           “SER Clinical Phenotype”.   SER Clinical Phenotype means a type of efficacy endpoint following the administration of a [**] Drug Product, as selected from the types listed on Exhibit E.

1.86                           “SER Confirmation Gene”.  SER Confirmation Gene means a Gene in the set of Genes to be analyzed by a Party or by both Parties in the SER Study, that contains a HAPTM Marker that is a part of a GNSC SER HAPTM Marker Association.

1.87                           “SER Diagnostic Product”.  SER Diagnostic Product means a [**] Diagnostic Product that detects directly or indirectly (a) one (1) or more HAPTM Markers referenced in a GNSC SER HAPTM Marker Association or a Collaboration SER HAP™ Marker Association or (b) one (1) or more Surrogate Markers of the markers referenced in subsection (a), but does not detect (i) one (1) or more HAP™ Markers or Collaboration [**] Haplotypes referenced in a GNSC SADR HAP™ Marker Association or a Collaboration SADR Haplotype Association or (ii) one (1) or more Surrogate Markers of the markers referenced in subsection (i).

1.88                           “SER Expansion Gene”.  SER Expansion Gene means a Gene in the set of Genes to be analyzed by a Party or by both Parties in the SER Study, that (a) contains a Bayer Polymorphism that is a part of a Bayer SER Polymorphism Association, and (b) is not an SER Confirmation Gene.

1.89                           “SER Plan”.  SER Plan means the plan for the SER Study set forth in Exhibit F to this Agreement, as such Plan may be modified from time to time pursuant to Section 2.2.2.

1.90                           “SER Study”.  SER Study means the study to be undertaken by the Parties pursuant to Section 2.2.

1.91                           “SER Study Term”.  SER Study Term means the period commencing upon the giving of notice by the Steering Committee pursuant to Section 2.2.1 and ending on the earlier of (a) delivery of the Final SER Study Report pursuant to Section 2.2.3(e) or (b) the termination of this Agreement pursuant to Article IX.

1.92                           “[**]”.  [**] means a therapeutic compound that [**].

1.93                           “[**] Diagnostic Product”.  [**] Diagnostic Product means any product or service that is intended for use in the prognosis of an individual’s response to a [**] Drug Product.

1.94                           “[**] Drug Product”.  [**] Drug Product means a therapeutic drug product that (a) comprises a [**] and (b) is approved for treating individuals with [**].

1.95                           “STRENGTH Trial”.  STRENGTH Trial means the study undertaken by Genaissance as described in Exhibit G to this Agreement.

1.96                           “Sublicense Income”.  Sublicense Income means [**] received from sublicensees of a Party in connection with a grant of rights pursuant to Article III by such Party, excluding (a) [**], (b) [**], (c) [**], and (d) [**].  If non-monetary consideration is so received, then [**].

1.97                           “Surrogate Marker”.  Surrogate Marker means any biomolecule (including but not limited to Polymorphisms, proteins, sugars and lipids) or chemical compound (including but not limited to drugs and metabolites thereof), where the absence, presence or quantity of such biomolecule or chemical compound in an individual is measurable or correlated to a statistically robust degree with one or more HAPTM Markers, Collaboration [**] Haplotypes or Bayer Polymorphisms referenced in a GNSC SADR HAPTM Marker Association, Collaboration SADR Haplotype Association, GNSC SER HAPTM Marker Association, Collaboration SER HAP™ Marker Association, Bayer SER Polymorphism Association or Bayer SADR Polymorphism Association, unless such biomolecule was independently identified as being correlated with the underlying Clinical Phenotype without use of information relating to such HAP™ Markers or Collaboration [**] Haplotypes or the related Marker Associations.

1.98                           “Territory”.  Territory means all countries of the world.

1.99                           “Third Party”.  Third Party means any entity other than the Parties or their respective Affiliates.

1.100                     “Valid Claim”.  Valid Claim means either (a) a claim of a pending patent application which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of said patent application or (b) a claim of an issued and unexpired patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal.  Notwithstanding the foregoing, if a claim of a patent application has not issued as a claim of an issued patent within the Patent Rights within [**] ([**]) years after the filing date from which such claim takes priority, such pending claim shall cease to be a Valid Claim for purposes of this Agreement unless and until such claim becomes an issued claim of an issued patent within the Patent Rights.

1.101                     Additional Definitions.  Each of the following definitions is set forth in the Section of this Agreement indicated below:

Defined Term	Section
Agreement	Preamble
Average Selling Price	3.2.2(c)
Bankruptcy Code	3.9.1
Bayer	Preamble
Bayer Inventions	5.1.2
Bayer SADR Diagnostic License	3.2.1(a)
Bayer SER Diagnostic License	3.2.1(a)
Blocking IP	4.6(b)
Breaching Party	9.2.
Collateral	9.6
Combination Product	1.59
Contract Year	3.2.2(b)
Effective Date	Preamble
Excluded Bayer Obligations	3.10
Excluded Genaissance Obligations	3.10
Exons	Exhibit A
Exon/Intron Junction	Exhibit A
Filings	9.6
Final SADR Study Report	2.1.2(g)
Final SER Study Report	2.2.3(e)
Genaissance Inventions	5.1.1
Genaissance	Preamble
Genaissance SADR Diagnostic License	3.2.4(a)
Genaissance SER Diagnostic License	3.2.4(a)
HAP™ Typing Fee	4.1
Indemnitee	8.4
Indemnitor	8.4
Index Repository	Exhibit A
Introns	Exhibit A
Invalidity Claim	5.3.4
Joint Inventions	5.1.3
List of Candidate Diagnostic Polymorphisms	3.2.1©
Manufacturing Fee	3.2.2(b)
Non-Breaching Party	9.2.2
Obligations	9.6
Party Representatives	10.6
Preliminary SADR Study Report	2.1.2(g)
Preliminary SER Study Report	2.2.3(e0

Defined Term	Section
Projected Test Quantity N1	3.2.2(b)
Projected Test Quantity N2	3.2.2(b)
Promoter	Exhibit A
Purchase Price	3.2.2(a)
Purchase Shortfall Payment	3.2.2(b)
Quantity Sold	3.2.2(c)
Royalty Payment	3.2.2(a)
Royalty Shortfall Payment	3.2.2(b)
Royalty Term	4.6(a)
SEC	10.8.1
SNPs	1.65
SADR Discovery Cohort	2.1.2(c)(i)
SADR Validation Cohort	2.1.2(c)(i)
SER Discovery Cohort	2.2.3(c)(i)
SER Validation Cohort	2.2.3(c)(i)
Start Date	3.2.2(b)
[**]–Specific SER Diagnostic Product	3.2.2(a)
Steering Committee	2.3.1
Test Fee	3.2.2(b)
Third Party Claim	5.4
Third Party Payments	4.6(b)
Three-Prime Untranslated Region	Exhibit A

ARTICLE II

COLLABORATION

2.1                                 SADR Study Management and Responsibilities.

2.1.1                        SADR Plan.  The Parties shall undertake the SADR Study in accordance with this Article II and the SADR Plan, which the Steering Committee shall provide to the Parties within sixty (60) days after the Effective Date, such plan to be appended hereto as Exhibit D.  The Program Managers shall review the SADR Plan on at least a monthly basis and submit any proposed updates or amendments to the Steering Committee for its approval, as well as proposed revised research goals.  Any such updates or amendments or revised research goals shall not become effective until approved by the Steering Committee.  The Steering Committee shall review and consider any such proposed updates or amendments or revised research goals on a reasonably expeditious basis.  Once the Steering Committee decides that the SADR Study has been completed and no additional work is to be scheduled, the Parties shall execute the final data transfer according to Section 2.1.2(f) and prepare the Preliminary SADR Study Report in accordance with Section 2.1.2(g).

2.1.2                        SADR Study Objectives and Responsibilities.

(a)                                  General.  The objectives of the SADR Study are to (i) confirm GNSC SADR HAPTM Marker Associations; (ii) expand the Bayer SADR Polymorphism

Associations to Collaboration SADR Haplotype Associations; and (iii) discover Collaboration SADR Haplotype Associations for Candidate Genes.  Each Party agrees to use commercially reasonable efforts to (A) undertake the responsibilities assigned to such Party in this Article II and the SADR Plan, including, but not limited to, the dedication of laboratory facilities, equipment and personnel appropriate to such efforts, (B) perform its obligations hereunder in good faith in a scientific and workmanlike manner, (C) as appropriate, make available to the other Party those resources set forth in Article II and the SADR Plan, and (D) carry out all work done in the course of the SADR Study in material compliance with all applicable federal, state or local laws, regulations and guidelines governing the conduct of such work.

(b)                                 Confirmation of GNSC SADR HAPTM Marker Associations.  As part of the SADR Study, the Parties shall undertake a case/control study to confirm GNSC SADR HAPTM Marker Associations by analyzing SADR Confirmation Genes in DNA samples from appropriate patients from the [**] Trial selected by the Steering Committee.  Bayer shall deliver to Genaissance the DNA samples for each patient to be analyzed by Genaissance to determine the suitability of each such sample for use in one of Genaissance’s standard HAPTM Typing Processes that is chosen by Genaissance in consultation with the Steering Committee for each SADR Confirmation Gene.  If Genaissance reasonably determines that any such DNA sample is unsuitable for use in such processes, Genaissance shall provide written notice to Bayer of such determination and the Steering Committee shall determine in good faith a proper course of action.  All HAPTM Typing Processes and expenses incurred by Genaissance pursuant to this subsection (b) shall be borne by Genaissance.

(c)                                  Expansion of Bayer SADR Polymorphism Associations to Collaboration SADR Haplotype Associations.  As part of the SADR Study, the Parties shall undertake a case/control study of SADR Expansion Genes in accordance with this subsection (c).  Each SADR Expansion Gene shall preferably have a known genomic structure; however, if an SADR Expansion Gene does not have a known genomic structure, the Steering Committee shall decide whether to proceed with a HAPTM Marker discovery effort for such Gene or whether additional measures, such as cloning, should be undertaken to acquire the genomic sequence information.  The costs of acquiring such information shall be borne by Bayer.

(i)                                     Patient Selection.  The Steering Committee shall select [**] adverse event cases, and [**] matched controls from [**].  The case definition used for this study shall be defined by the Steering Committee.  [**] cases and controls will be used for the discovery of Collaboration SADR Haplotype Associations (the “SADR Discovery Cohort”), and [**]cases and controls will be used for the validation of these Marker Associations (the “SADR Validation Cohort”).  Bayer shall send DNA samples from the selected [**] Trial patients to Genaissance to analyze their suitability for use in one of Genaissance’s standard HAPTM Typing Processes chosen by Genaissance, with the written approval by the Steering Committee, for each SADR Expansion Gene.  If Genaissance reasonably determines that any such DNA sample is unsuitable for use in such processes, Genaissance shall provide written notice to Bayer of such determination and the Steering Committee shall determine in good faith a proper course of action.

(ii)                                  HAPTM Marker Discovery.  For any SADR Expansion Gene that does not have HAPTM Markers in the HAPTM Database upon commencement of the Collaboration, Genaissance shall use its standard operating procedure and HAP™ Builder Software to discover HAPTM Markers in its Index Repository, [**]. Any HAPTM Markers so discovered shall become part of the HAPTM Database.

(iii)                               HAPTM Marker Assignment.  Using information in the HAPTM Database and Genaissance’s proprietary algorithms, Genaissance shall select a minimal number of SNPs needed for assigning HAPTM Marker pairs for each of the SADR Expansion Genes to the patients in the SADR Discovery Cohort and the patients in the SADR Validation Cohort.  The Steering Committee shall review and approve such selected SNPs.

(iv)                              Discovery of Collaboration SADR Haplotype Associations.  Genaissance shall genotype the selected SNPs from the SADR Expansion Genes in samples from the SADR Discovery Cohort by using standard HAPTM Typing Processes chosen by Genaissance in consultation with the Steering Committee pursuant to Section 2.1.2 (c)(i).  Genaissance shall use the genotyping data and its HAPTM Builder Software to assign a HAPTM Marker pair for each SADR Expansion Gene to each patient in the SADR Discovery Cohort.  Bayer shall pay Genaissance the HAPTM Typing Fee as set forth in Section 4.1 for analysis of each SADR Expansion Gene in each patient in the SADR Discovery Cohort.

(v)                                 Validation of Collaboration SADR Haplotype Associations.  For each SADR Expansion Gene that has a HAPTM Marker in a Collaboration SADR Haplotype Association discovered hereunder, Genaissance shall genotype the previously-selected SNPs in samples from patients in the SADR Validation Cohort.  Genaissance shall use the genotyping data and its HAPTM Builder Software to assign a HAPTM Marker pair to each patient in the SADR Validation Cohort.  Bayer shall pay Genaissance the HAPTM Typing Fee as set forth in Section 4.1 for analysis of each SADR Expansion Gene in each patient in the SADR Validation Cohort.

(d)                                 Discovery of Haplotypes in [**] Trial Patients.  Genaissance shall sequence certain SADR Expansion Genes in DNA samples from certain [**] Trial patients that displayed an adverse response or adverse response related endpoint.  The Steering Committee shall select the SADR Expansion Genes and [**] Trial patients.  Bayer shall pay Genaissance the Sequencing Fee as set forth in Section 4.2 for this sequencing service.  Genaissance shall, [**] use the Polymorphism data from the selected [**] Trial patients and its HAPTM Builder Software to determine the Collaboration [**] Haplotypes present in such patients and shall disclose such Collaboration [**] Haplotypes to Bayer.

(e)                                  Discovery of Collaboration SADR Haplotype Association Using Candidate Genes.  The Parties shall analyze Candidate Genes to discover Collaboration SADR

Haplotype Associations as described in Sections 2.1.2 (c)(i) through (v).  The Parties agree that the Steering Committee shall select no more than [**] Candidate Genes for analysis.  Additional selection criteria for Candidate Genes will be agreed upon by the Steering Committee.  Bayer will pay Genaissance [**] the HAPTM Typing Fee as set forth in Section 4.1 for each Candidate Gene and each patient in the SADR Discovery Cohort and SADR Validation Cohort.

(f)                                    Data Analysis.  Genaissance and Bayer shall provide to each other all clinical and HAPTM Marker data generated or used in the SADR Study on a regular basis so that each Party may perform its own association analyses.  In performing such analyses, each Party may also include any relevant data present in [**] [**] by means of the on-site access provided to the Steering Committee pursuant to Section 2.7.

(g)                                 SADR Study Report.  Within sixty (60) days after the final data exchange pursuant to Section 2.1.2 (f), each Party shall provide to the other Party a written summary report in a mutually-agreed format setting forth in reasonable detail such Party’s results with respect to any GNSC SADR HAPTM Marker Associations that are confirmed and any Collaboration SADR Haplotype Associations that are discovered in the SADR Study (each, a “Preliminary SADR Study Report”).  Within thirty (30) days thereafter each Party shall provide to the other Party comments on the other Party’s Preliminary SADR Study Report.  If a Party receiving comments disagrees with such comments, it shall notify the commenting Party within fifteen (15) days after receipt of the comments, following which the Steering Committee shall meet to resolve any issues and agree upon a final version of both Preliminary SADR Study Reports (the “Final SADR Study Report”).

2.2                                 SER Study Management and Responsibilities.

2.2.1                        Notice and Timing.  At the first Steering Committee meeting, the Steering Committee shall determine the appropriate magnitude of the SER Study based on the target gene information provided by both parties, or a portion thereof, and shall notify the Parties in writing of such decision.  Such study shall proceed contemporaneously with the SADR Study.

2.2.2                        SER Plan.  The Parties shall undertake the SER Study in accordance with this Article II and the SER Plan, which the Steering Committee shall provide to the Parties within thirty (30) days after the Steering Committee provides notice as set forth in Section 2.2.1 that the Steering Committee has determined the appropriate magnitude of the SER Study.  The SER Plan will be appended hereto as Exhibit F. The Program Managers shall review the SER Plan on at least a monthly basis and submit any proposed updates or amendments to the Steering Committee for its review.  Any such updates or amendments shall not become effective until approved by the Steering Committee.  The Steering Committee shall review and consider any such proposed updates or amendments or revised research goals on a reasonably expeditious basis.  Once the Steering Committee decides that the SER Study has been completed and no additional work is to be scheduled, the Parties shall execute the final data transfer according to Section 2.2.3(d) and prepare the Preliminary SER Study Report in accordance with Section 2.2.3(e).

2.2.3                        SER Study Objectives and Responsibilities.

(a)                                  General.  The objectives of the SER Study are to (i) confirm GNSC SER HAPTM Marker Associations, and (ii) expand Bayer SER Polymorphism Associations to Collaboration SER HAPTM Marker Associations.  Each Party agrees to use commercially reasonable efforts to (A) undertake the responsibilities assigned to such Party in this Article II and the SER Plan, including, but not limited to, the dedication of laboratory facilities, equipment and personnel appropriate to such efforts; (B) perform its obligations hereunder in good faith in a scientific and workmanlike manner; (C) as appropriate, make available to the other Party those resources set forth in the SER Plan; and (D) carry out all work done in the course of the SER Study in material compliance with all applicable federal, state or local laws, regulations and guidelines governing the conduct of such work.  [**]shall bear[**] costs in performing [**]obligations set forth in the SER Plan.

(b)                                 Confirmation of GNSC SER HAPTM Marker Associations.  As part of the SER Study, the Parties shall undertake a case/control study to confirm GNSC SER HAP™ Marker Associations by analyzing SER Confirmation Genes in DNA samples from [**] [**] patients selected by the Steering Committee.  Bayer shall deliver to Genaissance the DNA samples for each selected [**] Trial patient to be analyzed by Genaissance to determine the suitability of each such sample for use in one of Genaissance’s standard HAPTM Typing Processes that is chosen by Genaissance in consultation with the Steering Committee for each SER Confirmation Gene.  If Genaissance reasonably determines that any such DNA sample is unsuitable for use in such processes, Genaissance shall provide written notice to Bayer of such determination and the Steering Committee shall determine in good faith a proper course of action.

(c)                                  Expansion of Bayer SER Polymorphism Associations to Collaboration SER HAPTM Marker Associations.  As part of the SER Study, the Parties shall undertake a case/control study of SER Expansion Genes in accordance with this subsection (c).  Each SER Expansion Gene shall preferably have a known genomic structure; however, if an SER Expansion Gene does not have a known genomic structure, the Steering Committee will decide whether to proceed with a HAPTM Marker discovery effort for such Gene or whether additional measures such as cloning should be undertaken to acquire the genomic sequence information.

(i)                                     Patient Selection.  The Steering Committee shall select [**] sets of [**] patients from the [**] and assign patients from each set into various response categories [**] that will be defined by the Steering Committee based upon results from the [**] Trial.  [**]of patients will be used for the discovery of Collaboration SER HAPTM Marker Associations (the “SER Discovery Cohort”), and [**]of patients will be used for validation of these Marker Associations (the “SER Validation Cohort”).  Bayer shall send DNA samples from the selected [**] Trial patients to Genaissance to analyze their suitability for use in one of Genaissance’s standard HAPTM Typing Processes that is chosen by Genaissance in consultation with the Steering Committee for each SER Expansion Gene.  If Genaissance reasonably determines that any such DNA Sample is unsuitable for use in such processes, Genaissance shall provide written notice to Bayer of such determination and the Steering Committee shall determine in good faith a proper course of action.

(ii)                                  HAPTM Marker Discovery.  For any SER Expansion Gene that does not have HAPTM Markers in the HAPTM Database upon the commencement of the Collaboration, Genaissance shall use its standard operating procedure and HAP™ Builder Software to discover HAPTM Markers in its Index Repository, [**].  Any HAPTM Markers so discovered shall become part of the HAPTM Database.

(iii)                               HAPTM Marker Assignment.  Using information in the HAPTM Database and Genaissance’s proprietary algorithms, Genaissance shall select a minimal number of SNPs needed for assigning HAPTM Marker pairs for each of the SER Expansion Genes to the patients in the SER Discovery Cohort and the patients in the SER Validation Cohort.  The Steering Committee shall review and approve such selected SNPs.

(iv)                              Discovery of Collaboration SER HAPTM Marker Associations.  Genaissance shall genotype the selected SNPs from the SER Expansion Genes in samples from the SER Discovery Cohort by using standard HAPTM Typing Processes chosen by Genaissance.  Genaissance shall use the genotyping data and its HAPTM Builder Software to assign a HAPTM Marker pair to each patient in the SER Discovery Cohort.

(v)                                 Validation of Collaboration SER HAPTM Marker Associations.  For each SER Expansion Gene that has a HAPTM Marker in a Collaboration SER HAPTM Marker Association discovered hereunder, Genaissance shall genotype the previously-selected SNPs in samples from patients in the SER Validation Cohort.  Genaissance shall use the genotyping data and its HAPTM Builder Software to assign a HAPTM Marker pair to each patient in the SER Validation Cohort.

(d)                                 Data Analysis.  Genaissance and Bayer will provide to each other all clinical and HAPTM Marker data used in the SER Study on a regular basis so that each Party may perform its own association analyses.  In performing such analyses, each Party may also include any relevant data present in the [**] by means of the on-site access provided to the Steering Committee pursuant to Section 2.7.

(e)                                  SER Study Report.  Within [**] days after the final data exchange pursuant to Section 2.2.3(d), each Party shall provide to the other Party a written summary report in a mutually-agreed format setting forth in reasonable detail such Party’s results with respect to any GNSC SER HAPTM Marker Associations that are confirmed and any Collaboration SER HAPTM Marker Associations that are discovered in the SER Study (each, a “Preliminary SER Study Report”).  Within [**] thereafter each Party shall provide to the other Party comments on the other Party’s Preliminary SER Study Report.  If a Party receiving comments disagrees with such comments, it shall notify the commenting Party within [**] days after receipt of the comments, following which the Steering Committee shall meet to resolve any issues and agree upon a final version of both Preliminary SER Study Reports (the “Final SER Study Report”).

2.3                                 Steering Committee.

2.3.1                        Formation and Composition.  A joint committee (the “Steering Committee”) comprised of an equal number of representatives of each of Bayer and Genaissance, one to be the Program Manager and at least one to be [**], shall be appointed by the Parties within thirty (30) days after the Effective Date.  Each Party shall also designate a co-chair of its representatives to the Steering Committee within such 30-day period.  The Steering Committee shall meet as needed, but not less frequently than once each Calendar Quarter during the Collaboration Period.  The Steering Committee shall, if requested by a Party, meet within thirty (30) days after the request of such Party to act upon any matter requiring action by the Steering Committee for approval.  Meetings shall be at such times agreed to by Bayer and Genaissance and shall alternate between [**], unless the Parties otherwise agree or shall be in such other form (e.g., telephone or video conference) as the members of the Steering Committee shall agree.  Each Party shall bear any and all expenses of its representatives in connection with Steering Committee participation.  The Steering Committee shall remain in operation during the Collaboration Period unless otherwise agreed by the Parties.  A Party may change one or more of its representatives to the Steering Committee and/or its designated co-chair at any time upon written notice to the other Party.  The Parties may mutually agree to change the number of representatives which comprises the Steering Committee.  Either Party may permit additional employees and consultants to attend and participate (on a non-voting basis) in the Steering Committee meetings, subject to the confidentiality provisions of Article VI.

2.3.2                        Steering Committee Functions and Powers.  The Steering Committee shall be responsible for the overall supervision and management of the Collaboration.  In particular, the Steering Committee shall:

(a)                                  monitor and evaluate the status and progress of the Collaboration;

(b)                                 approve any material modifications to the SADR Plan or SER Plan;

(c)                                  define joint processes to manage the Collaboration and the exchange of data pursuant to Section 2.6 and Section 2.7;

(d)                                 determine appropriate magnitude of the SER Study pursuant to Section 2.2.1

(e)                                  perform such additional tasks assigned to it in this Article II; and

(f)                                    resolve operational disputes between the Parties.

2.3.3                        Decisions of the Steering Committee.  All decisions of the Steering Committee shall be made by unanimous vote of the representatives of the Parties, with each Party’s representatives collectively having one vote.  If the Steering Committee is unable to reach agreement on any matter referred to it for resolution within thirty (30) days after the matter is referred to it, such matter shall be referred to the Party Representatives and shall thereafter be subject to Section 10.6.  Notwithstanding the foregoing, a decision not to approve the inclusion in the SADR Study or the SER Study of any proposed work, or to remove from the SADR Study or SER Study work previously agreed to be included, shall be [**].

2.3.4                        Minutes and Reports.  The Steering Committee shall be responsible for keeping accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken.  Within ten (10) business days after each meeting, the Party that hosted the meeting shall provide the other Party with draft minutes of such meeting, including a summary of all actions taken at such meeting.  Within thirty (30) days after each meeting, the co-chairs will sign final versions of the meeting minutes and such minutes shall thereafter be recognized as duly accepted by the Parties.  All records of the Steering Committee shall be distributed to and available to both Parties.

2.4                                 Program Managers.  Genaissance and Bayer shall each appoint a Program Manager within thirty (30) days after the Effective Date.  Each Party shall have the right to designate a different Program Manager at any time.  The Program Managers shall jointly oversee the conduct of the SADR Study and SER Study and shall be responsible for, among other things, recommending to the Steering Committee any updates and amendments to the SADR Plan and SER Plan.  The Program Managers shall confer with each other on a regular basis, and each shall keep the other reasonably and candidly informed of all developments in the conduct of the Collaboration.

2.5                                 Regulatory Cooperation.  The Parties intend to obtain regulatory approval for the Products.  The Party with the right to commercialize a Product hereunder shall have the sole discretion in determining the location and timing of any regulatory filings.  Such Party shall own all such filings.  Each Party shall reasonably assist the other Party in making any regulatory approval filings.

2.6                                 Exchange of Prior IP Information.  At the first Steering Committee Meeting, each Party shall provide the other Party with (a) a list of Genes and Polymorphisms or HAPTM Markers in its GNSC SADR HAPTM Marker Associations or Bayer SADR Polymorphism Associations, as applicable, (b) a list of Genes and Polymorphisms or HAPTM Markers in its GNSC SER HAPTM Associations or Bayer SER Polymorphism Associations, as applicable; and (c) a list of Genes and Polymorphisms that [**], as applicable.  Additional information with respect to Prior IP that is developed by a Party prior to the end of the Collaboration Period shall be provided in writing by such Party to the other Party within twenty (20) days after the end of the Collaboration Period.

2.7                                 Data Access.  To facilitate patient selection and association analysis pursuant to the SADR Study and the SER Study, each Party shall share with the other Party [**].  Bayer shall provide the Steering Committee with on-site access to [**]data [**].  Genaissance shall provide the Steering Committee with on-site access to [**]data [**].  The Steering Committee’s access to [**] shall cease [**] ([**]) days after the later of receipt of the SADR Study Report by both Parties or the receipt of the SER Study Report by both Parties.  The data access also includes [**].

2.8                                 Product Labeling.  In so far as is permitted by the relevant Regulatory Authorities, the Genaissance name and logo shall each be displayed in the package insert of any diagnostic Product developed, manufactured or commercialized by Bayer.  In so far as is permitted by the relevant Regulatory Authorities, all labeling, printed and electronic materials associated with such Products shall indicate that Products were developed with the use of Genaissance technology.  Genaissance shall grant Bayer an appropriate trademark license for such purpose.  The Bayer name and logo shall be displayed on any Product developed, manufactured or commercialized by Genaissance only if Genaissance has obtained the prior written consent of Bayer with respect to such Product.

ARTICLE III

GRANTS OF RIGHTS

3.1                                 Research Grants.

3.1.1                        Genaissance Research Grant.  Subject to the terms and conditions of this Agreement, Bayer hereby grants to Genaissance a non-exclusive, non-royalty-bearing license in the Territory, without the right to grant sublicenses, under the Bayer IP Rights, to practice the Know-How covered by or included in the Bayer IP Rights, to the extent necessary or useful for Genaissance to perform those activities to be undertaken by Genaissance in the conduct of the Collaboration as set forth in this Agreement and in the Collaboration Plan.

3.1.2                        Bayer Research Grant.  Subject to the terms and conditions of this Agreement, Genaissance hereby grants to Bayer a non-exclusive, non-royalty-bearing license in the Territory, without the right to grant sublicenses, under the Genaissance IP Rights, to practice the Know-How covered by or included in the Genaissance IP Rights, to the extent necessary or useful for Bayer to perform those activities to be undertaken by Bayer in the conduct of the Collaboration as set forth in this Agreement and in the Collaboration Plan.

3.2                                 Diagnostic Products Grants.

3.2.1                        Bayer Diagnostic Products License.

(a)                                  License.  Subject to the terms and conditions of this Agreement, including, without limitation, the terms of Section 3.2.2, Genaissance hereby grants to Bayer (i) an exclusive, royalty-bearing (as set forth in Section 4.3(a)) license in the Territory, with the right to grant sublicenses, under Genaissance IP Rights, to research, develop, make, have made, use, import, offer to sell and sell SADR Diagnostic Products (the “Bayer SADR Diagnostic License”), and (ii) an exclusive, royalty-bearing (as set forth in Section 4.3(b)) license in the Territory, with the right to grant sublicenses, under Genaissance IP Rights, to research, develop, make, have made, use, import, offer to sell and sell SER Diagnostic Products (the “Bayer SER Diagnostic License”).  For the purposes of clarity, neither the Bayer SADR Diagnostic License nor the Bayer SER Diagnostic License shall include a right under Genaissance IP Rights to research, develop or commercialize therapeutic drug products.

(b)                                 Terms.  Bayer shall [**] for any Bayer SER Diagnostic License or Bayer SADR Diagnostic License.  The Bayer SADR Diagnostic License shall become non-exclusive with respect to a given Marker Association and its component Markers if Bayer fails to meet its diligence obligations as set forth in this subsection (b), provided, that, (i) if Bayer [**] or (ii) if [**], then the Bayer SADR Diagnostic License shall remain exclusive for all Markers in all Marker Associations for such SADR Clinical Phenotype.  The Bayer SER Diagnostic License shall become non-exclusive with respect to a given Marker Association and its component Markers if Bayer fails to meet its diligence obligations as set forth in this subsection (b), provided, that (i) if Bayer [**],  or (ii) if [**], then the Bayer SER Diagnostic License shall remain exclusive for all Markers in all Marker Associations for such SER Clinical Phenotype.

(c)                                  Diligence.  Diligence obligations for diagnostic product development, on a Clinical Phenotype-by-Clinical Phenotype basis, shall include four (4) stages spanning no more than [**] ([**]) months.  Stage I diligence shall mean generation of a product development plan for each Clinical Phenotype within [**] ([**]) months after the end of the Collaboration Period.  Notwithstanding any other provision herein to the contrary, Bayer’s SER Diagnostic License with respect to a GNSC SER HAP™ Marker Association for a given SER Clinical Phenotype shall terminate if Bayer fails to meet Stage I diligence for such Clinical Phenotype.  Stage II diligence shall mean the verification of a diagnostic platform within [**] ([**]) months after the end of the Collaboration Period.  Stage III diligence shall mean the completion of technical feasibility, commercial feasibility and final product design requirements within [**] ([**]) months after completion of Stage II diligence and receipt from Genaissance of a list of the candidate Polymorphisms for detecting the Haplotype(s) in each licensed Marker Association (the “List of Candidate Diagnostic Polymorphisms”).  Stage IV diligence shall mean the filing of an application for regulatory approval for marketing of a diagnostic product in [**] within [**] ([**]) months after Stage III completion.  Bayer shall have the right to extend for a reasonable period, any of the diligence deadlines set forth above, if unexpected non-technical-, or technical-related, events or difficulties occur during diagnostic product development, provided, that such reasonable period for extending any given diligence deadline for non-technical-related events or difficulties shall not be longer than [**] percent ([**]%) of the original time period for such diligence stage (e.g., the reasonable period for extending Stage II diligence shall not exceed [**] ([**]) months).  For extensions due to technical-related events or difficulties, Bayer shall provide Genaissance with a written report every month after the diligence deadline that states what technical-related events or difficulties are causing the need for an extension of the diligence period and summarizes what Bayer has done and plans to do to solve such technical-related events or difficulties.  Genaissance shall receive [**] percent ([**]%) of Sublicense Income received by Bayer in connection with any sublicenses granted by Bayer pursuant to this Section 3.2.1.

3.2.2                        SER Diagnostic Products Marketing Rights.

(a)                                  Right to Commercialize. At any time during the term of the Bayer SER Diagnostic License, upon the written request of Genaissance, Bayer shall enter into good faith negotiations with Genaissance or a Genaissance Collaborator regarding the right to research, develop and commercialize an SER Diagnostic Product (a “[**]-Specific SER Diagnostic Product”) that is specifically designed for or marketed for use with prescribing a Genetically-Targeted [**] Drug Product that is Controlled by Genaissance or such Genaissance Collaborator.  In such event, Bayer shall enter into with Genaissance or such Genaissance Collaborator, as the case may be, an agreement providing that (i) in exchange for a quarterly royalty payment (the “Royalty Payment”) calculated as set forth in Section 3.2.2(b), Bayer shall grant to Genaissance or such Genaissance Collaborator, as the case may be, an exclusive license, with the right to sublicense, under Bayer IP Rights and any intellectual property rights granted by Genaissance to Bayer pursuant to Section 3.2.1(a)(ii), to research, develop, make, have made, use, import, offer to sell and sell such [**]-Specific SER Diagnostic Product under Genaissance’s or such Genaissance Collaborator’s label, or (ii) in exchange for the payment of a purchase price (the “Purchase Price”) calculated as set forth in Section 3.2.2(b), Bayer shall (A) enter into an exclusive supply agreement with Genaissance or such Genaissance Collaborator, as the case may be, that obligates Bayer to exclusively supply to Genaissance or such Genaissance Collaborator, as the case may be, such [**]-Specific SER Diagnostic Product researched, developed and manufactured by Bayer for marketing and sale by Genaissance or such Genaissance Collaborator, as the case may be, under Genaissance’s or such Genaissance Collaborator’s label, and (B) agree to not market and sell such [**]-Specific SER Diagnostic Product under Bayer’s own label.  Notwithstanding any other provision herein to the contrary, Bayer shall retain the right to sell under Bayer’s own label any SER Diagnostic Product that has uses other than determining whether to prescribe a Genetically-Targeted [**] Drug Product that is Controlled by Genaissance or a Genaissance Collaborator, whether or not such SER Diagnostic Product can also be used to determine whether to prescribe a Genetically-Targeted [**] Drug Product that is Controlled by Genaissance or a Genaissance Collaborator.

(b)                                 Payments.  For any [**]Specific SER Diagnostic Product, the Royalty Payment, if applicable, shall be equal to the product of the applicable test fee (the “Test Fee”) multiplied by the actual quantity of tests performed per quarter, and the Purchase Price, if applicable, shall be equal to the product of the Test Fee plus a manufacturing fee (the “Manufacturing Fee”) multiplied by the quantity of tests purchased.  Failure to pay any required Royalty Payment or Purchase Price if not cured within [**] ([**]) days after notice of default shall be grounds for termination of the license or supply agreement.  In the case of a license agreement for a [**]-Specific SER Diagnostic Product, if the annual quantity of tests performed in any period of [**] consecutive calendar quarters (a “[**]”) commencing with the first day of the first calendar quarter after the First Commercial Sale of such [**]-Specific SER Diagnostic Product (the “Start Date”) or any anniversary of the Start Date is less than a first projected annual quantity (N1) of tests to be performed (the “Projected Test Quantity N1”), the licensee shall be required to make a Royalty Shortfall Payment (the “Royalty Shortfall Payment”) within [**] ([**]) days after the end of the [**] equal to the difference between the aggregate Royalty Payments that would have been payable had N1 tests been performed during the [**] and the aggregate amount of the Royalty Payments actually made for such [**].   In the case of a supply agreement for a [**]-Specific SER Diagnostic Product, if the annual quantity of tests performed in any [**] is less than a second projected annual quantity (N2) of tests to be performed (the “Projected Test Quantity N2”), the purchaser shall be required to make a payment (the “Purchase Shortfall Payment”) within [**] ([**]) days after the end of the [**] equal to the difference between the aggregate Purchase Price that would have been payable had N2 tests been purchased during the [**] and the amount of the Purchase Price actually made for such [**].  If the [**]-Specific SER Diagnostic Product is on the label of the Genetically-Targeted [**] Drug, and the applicable Royalty Shortfall Payment or Purchase Shortfall Payment is not made and such failure is not cured within [**] days after notice from Bayer requiring that such payment be made in order to maintain exclusivity, then the applicable license agreement or supply agreement shall become non-exclusive.  If the [**]-Specific SER Diagnostic Product is not on the label of the Genetically-Targeted [**] Drug, and the applicable Royalty Shortfall Payment or Purchase

Shortfall Payment is not made and such failure is not cured within [**] days after notice from Bayer, then the applicable license agreement or supply agreement shall become non-exclusive or shall be terminated, as specified in Bayer’s notice.

(c)                                  Payment Values.  Bayer agrees that it will not refuse to enter into a license agreement or supply agreement solely on the basis of a dispute with respect to the Test Fee, the Projected Test Quantity N1 and/or the Projected Test Quantity N2 if in such agreement the Test Fee, the Projected Test Quantity N1 and the Projected Test Quantity N2 have the following values:

(i)                                     the value for the Test Fee is [**] U.S. dollars ($[**]), subject to annual adjustment effective January 1 of each year beginning with January 1, 2004 to reflect changes in the Producer Price Index for Intermediate Goods Less Food and Energy (“PPI”), as first published by the United States Bureau of Labor Statistics for the twelve (12) months ending with September of the preceding year ;

(ii)                                  the value for the Projected Test Quantity N1 is [**] during the [**], and [**] during [**]; and

(iii)                               the value for the Projected Test Quantity N2 is [**] during the [**], and [**] during [**];

provided, that if any Bayer SER Diagnostic Product has, in any third or subsequent year of product sales following launch of such product by Bayer, an average selling price (the “Average Selling Price”) that is at least [**]percent ([**]%) less than the value for the Test Fee or has a quantity sold (the “Quantity Sold”) that is at least [**] percent ([**]%) less than the value for the Projected Test Quantity N1 or the Projected Test Quantity N2, as applicable, then the values for the Test Fee and the Projected Test Quantity N1 or the Projected Test Quantity N2, as applicable, for any [**]-Specific SER Diagnostic Product sold by Genaissance or such Genaissance Collaborator shall be reset to equal the Average Selling Price and the Quantity Sold, respectively, for the third and subsequent [**] for such [**]-Specific SER Diagnostic Product.  Bayer shall have no obligation to negotiate with respect to any proposal with respect to the Test Fee amount, Projected Test Quantity N1 or Projected Test Quantity N2 that differs from the provisions set forth in the preceding sentence.

(d)                                 Terms.  The terms of any exclusive license agreement or any exclusive supply agreement entered into by Bayer pursuant to Section 3.2.2(a) shall be commercially reasonable and customary in the diagnostics field.  Notwithstanding anything set forth herein to the contrary, any such license or supply agreement with Genaissance shall terminate upon the termination of any license granted by Genaissance to Bayer under this Agreement other than due to a material breach by Bayer or a failure by Bayer to meet its diligence obligations under such license.  Bayer may terminate any such license or supply agreement with a collaborator of Genaissance upon termination of any license granted by Genaissance to Bayer under this Agreement that is required by Bayer to perform its obligations pursuant to such license or supply agreement, unless the termination of such license granted by

Genaissance is due to a material breach by Bayer or failure by Bayer to meet its diligence obligations under such license.

3.2.3                        Genaissance Diagnostic Products Purchase Rights.

Bayer shall sell to Genaissance Products (including ASR Products and/or Approved Diagnostic Products) developed by Bayer under the Bayer SADR Diagnostic License or the Bayer SER Diagnostic License, for internal use by Genaissance in providing clinical testing services, on terms no less favorable than those available to any other customer purchasing such Products; provided, however, that in comparing prices for reagent Products purchased under arrangements, where instrumentation, financing and service are included in the price of the reagents, any increase in the price per test to Genaissance resulting from amortization of instrumentation, financing and service over lower volumes shall not be included in such comparison.  Notwithstanding anything else to the contrary herein, such obligation to sell shall terminate upon the termination of any license granted by Genaissance to Bayer under this Agreement other than due to a material breach by Bayer or a failure by Bayer to meet its diligence obligations under such license.

3.2.4                        Genaissance Diagnostic Products License.

(a)                                  If Bayer fails to meet its diligence obligations with respect to an SADR Clinical Phenotype in the Bayer SADR Diagnostic License, then, subject to the terms and conditions of this Agreement, Bayer shall grant to Genaissance a non-exclusive, royalty-bearing (as set forth in Section 4.4(a)) license in the Territory, with the right to grant no more than one sublicense for a specific field of use, excluding any sublicenses with respect to contract, manufacturing or other similar services, under Bayer IP Rights, to research, develop, make, use, import, offer to sell and sell the applicable Genaissance SADR Diagnostic Product (a “Genaissance SADR Diagnostic License”).  If Bayer fails to meet its diligence obligations with respect to an SER Clinical Phenotype in the Bayer SER Diagnostic License then, subject to the terms and conditions of this Agreement, Bayer shall grant to Genaissance a non-exclusive, royalty-bearing (as set forth in Section 4.4(b)) license in the Territory, with the right to grant no more than one sublicense in a specific field of use, excluding any sublicenses with respect to contract, manufacturing or other similar services, under Bayer IP Rights, to research, develop, make, use, import, offer to sell and sell the applicable Genaissance SER Diagnostic Products (a “Genaissance SER Diagnostic License”).  For the purposes of clarity, neither a Genaissance SADR Diagnostic License nor a Genaissance SER Diagnostic License shall include a right under Bayer IP Rights to research, develop or commercialize therapeutic drug products or any other diagnostic products.  Genaissance shall not be obligated to pay a license issue fee for any Genaissance SADR Diagnostic License and Genaissance SER Diagnostic License.  Bayer shall receive [**] percent ([**]%) of Sublicense Income received by Genaissance in connection with any sublicenses granted by Genaissance pursuant to this Section 3.2.4.

3.3                                 Therapeutic Products Grants.

3.3.1                        Genaissance [**] Drug Products License.  Subject to the terms and conditions of this Agreement, Bayer hereby grants to Genaissance an exclusive, royalty-bearing (as set forth in Section 4.4(c) and (d)) license in the Territory, with the right to grant sublicenses, under Bayer IP Rights, to use GNSC SADR HAPTM Marker Associations, Collaboration SADR Haplotype Associations, Bayer SADR Polymorphism Associations, GNSC SER HAPTM Marker Associations, Collaboration SER HAP™ Marker Associations, Bayer SER Polymorphism Associations and their component HAPTM Markers and/or Collaboration [**] Haplotypes and/or Bayer Polymorphisms or any other Resulting IP to research, develop, make, have made, use, import, offer to sell and sell any [**] Drug Product, subject to Bayer’s retention of a royalty-bearing (as set forth in Sections 4.3(c) and (d)) right in the Territory, without the right to license, to use Bayer SADR Polymorphism Associations, Bayer SER Polymorphism Associations, Collaboration SADR Haplotype Associations and their component Bayer Polymorphisms and Collaboration [**] Haplotypes or any other Bayer Resulting IP to research, develop, make, have made, use, import, offer to sell and sell any [**] Drug Product.  Genaissance shall not be obligated to pay a license fee for any such license.  Within [**] ([**]) months following the end of the Collaboration Period, the Parties shall negotiate reasonable due diligence obligations with respect to the development and sales of a [**] Drug Product based, at least in part, on Bayer IP Rights for Genaissance to maintain the exclusivity of its license.  If the Parties are unable to agree on the due diligence obligations within such [**] ([**]) month period, either Party may demand resolution by an independent expert.  Within [**] ([**]) days after the date of such demand, each Party shall submit its proposal to an independent expert in pharmaceutical licensing selected jointly by the Parties, and such expert shall accept the proposal of one Party or the other Party in its entirety.  Bayer shall receive [**] percent ([**]%) of Sublicense Income received by Genaissance in connection with any sublicenses granted by Genaissance pursuant to this Section 3.3.1; provided, however, that if Genaissance grants sublicenses under Bayer IP solely to use Bayer SADR Polymorphism Associations and /or Bayer SER Polymorphism Associations and their component Bayer Polymorphisms, then Bayer shall receive [**] percent ([**]%) of Sublicense Income received by Genaissance in connection with any such sublicense granted pursuant to this Section 3.3.1.

3.3.2                        Genaissance Non-[**] Drug Products License.  Subject to the terms and conditions of this Agreement, Bayer hereby grants to Genaissance a non-exclusive, royalty-bearing (with terms to be negotiated pursuant to Section 4.4(e)), license in the Territory, with the right to grant sublicenses, under Bayer IP Rights, to use Collaboration SADR Haplotype Associations, Collaboration SER HAPTM Marker Associations and their component HAPTM Markers and/or Collaboration [**] Haplotypes or any other Resulting IP to research, develop, make, have made, use, import, offer to sell and sell any Non-[**] Drug Product.  Bayer shall receive [**] percent ([**]%) of Sublicense Income received by Genaissance in connection with any sublicenses granted by Genaissance pursuant to this Section 3.3.2.

3.3.3                        Bayer [**] Drug Products License.  Subject to the terms and conditions of this Agreement, Genaissance hereby grants to Bayer a non-exclusive, royalty-bearing (as set forth in Sections 4.3(c) and (d)) license in the Territory, without the right to grant sublicenses, under Genaissance IP Rights, to use Collaboration SADR Haplotype Associations and Collaboration SER HAPTM Marker Associations and their component HAPTM Markers or any other Resulting IP to research, develop, make, have made, use, import, offer to sell and sell any [**] Drug Product.

3.3.4                        Bayer Non-[**] Drug Products License.

(a)                                  Subject to the terms and conditions of this Agreement, Genaissance hereby grants to Bayer a non-exclusive, royalty-bearing (as set forth in Section 4.3(e)), license in the Territory, with the right to grant sublicenses, under Genaissance IP Rights, to use Collaboration SADR Haplotype Associations, Collaboration SER HAPTM Marker Associations and their component HAPTM Markers and/or Collaboration [**] Haplotypes and any other Resulting IP to research, develop, make, have made, use, import, offer to sell and sell any Non-[**] Drug Product.  Genaissance shall receive [**] percent ([**]%) of Sublicense Income received by Bayer in connection with any sublicenses granted by Bayer pursuant to this Section 3.3.4.

3.4                                 Other Grants.

3.4.1                        Bayer Other Products License.  Subject to the terms and conditions of this Agreement, Genaissance hereby grants to Bayer a non-exclusive, royalty-bearing (as set forth in Section 4.3(f)), license in the Territory, with the right to grant sublicenses, under Genaissance Resulting IP, to use Collaboration SADR Haplotype Associations, Collaboration SER HAPTM Marker Associations and their component HAPTM Markers and/or Collaboration [**] Haplotypes or any other Resulting IP to research, develop, make, have made, use, import, offer to sell and sell any Other Product.

3.4.2                        Genaissance Other Products License.  Subject to the terms and conditions of this Agreement, Bayer hereby grants to Genaissance a non-exclusive, royalty-bearing (with terms to be negotiated pursuant to Section 4.4(f)), license in the Territory, with the right to grant sublicenses, under Bayer Resulting IP, to use Collaboration SADR Haplotype Associations, Collaboration SER HAPTM Marker Associations and their component HAPTM Markers and/or Collaboration [**] Haplotypes or any other Resulting IP to research, develop, make, have made, use, import, offer to sell and sell any Other Product.

3.5                                 Genaissance Right of First Negotiation.  Bayer hereby grants to Genaissance a right of first negotiation to perform genotyping and clinical association analyses with respect to additional pharmacogenomic studies to be undertaken by Bayer Business Group Diagnostics within five (5) years after the date of this Agreement to identify correlations between genetic markers and SADR Clinical Phenotypes and/or SER Clinical Phenotypes for [**] as a class or for individual [**].  If Bayer intends to begin negotiations with a Third Party to perform such analyses (each, an “Opportunity”), Bayer shall provide written notice of such intent to Genaissance and Genaissance shall notify Bayer in writing within thirty (30) days (the “Response Period”) as to whether it has a bona fide interest in discussing such Opportunity.  Such written notice from Bayer shall include information reasonably necessary to enable Genaissance to make an informed decision with respect to such Opportunity.  If, during the Response Period, Genaissance indicates that it is interested in discussing such Opportunity, the Parties shall enter into good faith negotiations on such terms as may be mutually agreeable.  If (a) Genaissance does not indicate during the Response Period that it is interested in discussing such Opportunity, (b) Genaissance indicates that it has no interest in such Opportunity, or (c) Genaissance indicates an interest in such Opportunity during the Response Period, but the Parties are unable to reach mutual agreement with respect to the Opportunity within sixty (60) days, Bayer shall be free to enter into a transaction relating to such Opportunity with a Third Party or Affiliate.  Notwithstanding the foregoing, such right of first negotiation (i) shall be subject to the terms of the agreement dated August 31, 1999, between Bayer and the University of Regensburg and (ii) shall terminate upon a Bayer competitor acquiring a majority of the outstanding shares of stock of Genaissance or upon a merger, consolidation, or sale of substantially all the assets of Genaissance with or to a Bayer competitor.

3.6                                 Term of Licenses.  Unless earlier terminated in accordance with Article IX hereof, each license granted hereunder shall continue until the later of (a) the first date on which all claims of all Patent Rights included in such license have expired in all countries and no applications for any such Patent Rights are pending in any country or (b) twenty (20) years from the Effective Date; provided, that with respect to Know How not covered by any Valid Claim of any Patent Right, each such license shall be become fully-paid up and perpetual on the later of such two dates if not terminated pursuant to Article IX prior thereto.

3.7                                 Special Sublicensing Rights.  In the event that a Party transfers to a Third Party its business operations and assets relating to one or more of the fields in which such Party holds a license without sublicensing rights hereunder, such Party may grant a sublicense to the transferee covering such field(s), provided that such Party does not retain any right itself to practice in the field(s) covered by such license

3.8                                 Non-Suit Covenant with Respect to Selected Products.

3.8.1                        Genaissance Covenant.  Genaissance covenants not to sue Bayer (or its Affiliates, licensees, sublicensees, contractors or authorized purchasers of Products) under any Patent Rights now or at anytime hereafter owned or otherwise controlled by Genaissance, other than Genaissance IP Rights, in the exercise by Bayer (or its licensees or sublicensees) of its rights under the Bayer SADR Diagnostic License and the Bayer SER Diagnostic License.  Genaissance further covenants that it shall ensure that neither its licensees nor sublicensees shall sue Bayer (or its Affiliates, licensees, sublicensees, contractors or authorized purchasers of Products) under any Patent Rights owned or otherwise controlled by such licensees or sublicensees of Genaissance that cover any inventions made through the use of Bayer IP Rights or Genaissance Resulting IP, in the exercise by Bayer (or its licensees or sublicensees) of its rights under the Bayer SADR Diagnostic License and the Bayer SER Diagnostic License.

3.8.2                        Bayer Covenant.  Bayer covenants not to sue Genaissance (or its Affiliates, licensees, sublicensees, contractors or authorized purchasers of Products) under any Patent Rights now or at anytime hereafter owned or otherwise controlled by Bayer, other than Bayer IP Rights, in the exercise by Genaissance (or its licensees or sublicensees) of its rights under the license grant set forth in Section 3.3.1 to research, develop and commercialize any Genetically-Targeted [**] Drug Product.  Bayer further covenants that it shall ensure that neither its licensees nor sublicensees shall sue Genaissance (or its Affiliates, licensees, sublicensees, contractors or authorized purchasers of Products) under any Patent Rights owned or otherwise controlled by such licensees or sublicensees of Bayer that cover any inventions made through the use of Genaissance IP Rights or Bayer Resulting IP, in the exercise by Genaissance (or its licensees or sublicensees) of its rights under the license grant set forth in Section 3.3.1 to research, develop or commercialize any [**] Drug Product.

3.9                                 Unitary Contract; Rights Upon Rejection.

3.9.1                        Unitary Contract.  The Parties acknowledge and stipulate that this Agreement and the licenses and other rights granted under this Agreement are an integrated unitary contract and are part of a single transaction among the Parties.  The Parties further acknowledge and stipulate that in the event that a Party becomes a debtor in a proceeding under any Chapter of the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as amended (the “Bankruptcy Code”), such Party (or any successor in interest, including any trustee as such term is used within Section 365 of the Bankruptcy Code) may only assume or reject this Agreement in its entirety.  Notwithstanding the foregoing, that portion of this Agreement that constitutes a security agreement is non-executory and shall not be subject to rejection in the event of a bankruptcy.

3.9.2                        Rights Upon Rejection.  The Parties acknowledge and stipulate that this Agreement is intended to and shall be deemed to be a license of rights to intellectual property within the meaning of Section 365(n) of the Bankruptcy Code.  In the event that any Party rejects this Agreement under which such Party is a licensor of such rights to intellectual property, the other Party shall be entitled to make the election set forth in Section 365(n)(1)(A) or (B) of the Bankruptcy Code in accordance therewith.  In the event that the non-rejecting Party elects to retain its rights, as described in Section 365(n)(1)(B), the non-rejecting Party shall continue to make all royalty payments due under this Agreement for the duration of the term of this Agreement, but all such royalty payments shall remain subject to the Royalty-Paying Party’s right to recoup any damages arising from or relating to the other Party’s failure to perform its obligations under this Agreement (but excluding any right to offset damages arising solely from the rejection of this Agreement) without prejudice to any and all other rights or remedies available to such Party, whether arising under Section 365(n) of the Bankruptcy Code, this Agreement, the security interest granted to Bayer hereunder, or at equity or in law.

3.10                           Terms of Licenses and Sublicenses Granted by Parties.  Each license of Bayer Resulting IP and each sublicense of Genaissance IP Rights granted by Bayer to a Third Party shall provide for assignment thereof to Genaissance as required pursuant to Section 9..4.1, shall require compliance by the licensee or sublicensee with the terms of this Agreement with respect to sales of Products by such licensee or sublicensee and shall provide that Genaissance shall have no liability for any obligations of Bayer under such license or sublicense (“Excluded Bayer Obligations”) (i) arising prior to the date that such assignment has been executed by Bayer and acknowledged by the licensee or sublicensee or (ii) that does not correspond to the obligations undertaken by Genaissance with respect to the licenses granted by Genaissance hereunder.  Bayer agrees to indemnify, defend, and to hold Genaissance harmless of and from any and all liability, loss or damage that it may or might incur by reason of any claims or demands against Genaissance based on or arising out of an alleged assumption of any Bayer Excluded Obligations.  Each license of Genaissance Resulting IP and each sublicense of Bayer IP Rights granted by Genaissance to a Third Party shall provide for assignment thereof to Bayer as required pursuant to Section 9.4.2, shall require compliance by the licensee or sublicensee with the terms of this Agreement with respect to sales of Products by such licensee or sublicensee and shall provide that Bayer shall have no liability for any obligation of Genaissance under such license or sublicense (“Excluded Genaissance Obligations”) (i) arising prior to the date that such assignment has been executed by Genaissance and acknowledged by the licensee or sublicensee or (ii) that does not correspond to the obligations undertaken by Bayer with respect to the licenses granted by Bayer hereunder.  Genaissance agrees to indemnify, defend, and to hold

Bayer harmless of and from any and all liability, loss or damage that it may or might incur by reason of any claims or demands against Bayer based on or arising out of an alleged assumption of any Genaissance Excluded Obligations.

ARTICLE IV

PAYMENTS

4.1                                 HAPTM Typing Fee.  Bayer shall pay to Genaissance a nonrefundable fee (“HAPTM Typing Fee”) calculated in accordance with this Section 4.1, for assigning a pair of HAPTM Markers to a patient sample on a per SNP assayed per sample basis, whether or not successful, in connection with the SADR Study, as specifically set forth in Section 2.1.  On the Effective Date, Bayer shall pay to Genaissance [**] Dollars ($[**]) to be credited toward the HAPTM Typing Fees to be incurred by Bayer during the SADR Study.  Thereafter, Genaissance shall send to Bayer monthly invoices setting forth the HAPTM Typing Fees for the prior calendar month.  If the actual amount of HAPTM Typing Fees owed by Bayer to Genaissance pursuant to this Agreement is less than such prepaid amount for any reason, including the termination of this Agreement, then Genaissance shall return the excess prepayment amount to Bayer.

Number of SNPs Assayed	Fee Per SNP
1 – [**]	$	[**]
Over [**]	$	[**]

4.2                                 Sequencing Fee.  Bayer shall pay to Genaissance a nonrefundable fee (“Sequencing Fee”) of $[**] for each sequencing run, whether or not successful, performed by Genaissance in connection with the SADR Study, as specifically set forth in Section 2.1.2(d).  On the Effective Date, Bayer shall pay to Genaissance [**] Dollars ($[**]) to be credited toward the Sequencing Fees to be incurred by Bayer during the SADR Study.  Thereafter, Genaissance shall send to Bayer monthly invoices setting forth the Sequencing Fees for the prior calendar month.  If the actual amount of Sequencing Fees owed by Bayer to Genaissance pursuant to this Agreement is less than such prepaid amount for any reason, including the termination of this Agreement, then Genaissance shall return the excess prepayment amount to Bayer.

4.3                                 Bayer Royalties.

(a)                                  SADR Diagnostic Product Royalties.  Subject to Sections 4.5 and 4.6, Bayer shall pay to Genaissance royalties in an amount equal to the following percentage of the Net Sales of each SADR Diagnostic Product that (i) is sold or otherwise disposed of by Bayer, its Affiliates and/or its sublicensees and (ii) (A) covered by a Valid Claim included within Genaissance IP Rights or Bayer Patent Rights, or (B) embodies or is discovered or developed using Know-How included within Genaissance IP Rights or Bayer Know-How:

Cumulative Net Sales of such Product	Royalty Rate

$0 < $U.S.[**]	[**]	%

$U.S. [**] < $U.S. [**]	[**]	%

$U.S. [**] < $U.S. [**]	[**]	%

> $U.S. [**]	[**]	%

Notwithstanding the foregoing, if in any [**] ([**]) consecutive Calendar Quarters the amount of Net Sales of a SADR Diagnostic Product subject to royalties in accordance with the preceding sentence is more than [**] percent ([**]%) lower than the amount of Net Sales of such SADR Diagnostic Product for the corresponding Calendar Quarters of the prior [**], then commencing with the [**] of such [**] Calendar Quarters, and continuing for the duration of the Royalty Term for such SADR Diagnostic Product, the applicable royalty rate shall be the lower of the royalty rate determined in accordance with the preceding sentence and a royalty rate determined as follows, based on the Net Sales of such SADR Diagnostic Product to date for the [**] in which such [**] Calendar Quarter occurs:

Annual Net Sales to date of such Product	Royalty Rate

Equal to or greater than $U.S. [**]	[**]	%

Equal to or greater than $U.S. [**] but less than $U.S. [**]	[**]	%

Equal to or greater than $U.S. [**] but less than $U.S. [**]	[**]	%

Less than $U.S. [**]	[**]	%

(b)                                 SER Diagnostic Product Royalties.  Subject to Sections 4.5 and 4.6, Bayer shall pay to Genaissance royalties in an amount equal to the following percentage of the Net Sales of each SER Diagnostic Product that (i) is sold or otherwise disposed of by Bayer, its Affiliates and/or its sublicensees and (ii) (A) covered by a Valid Claim included within Genaissance IP Rights or Bayer Patent Rights, or (B) embodies or is discovered or developed using Know-How included within Genaissance IP Rights or Bayer Know-How:

Cumulative Net Sales of such Product	Royalty Rate

$0 < $U.S. [**]	[**]%

$U.S. [**] < $U.S. [**]	[**]%

$U.S. [**] < $U.S. [**]	[**]%

> $U.S. [**]	[**]% (if the [**])

[**]% (if the [**])

Notwithstanding the foregoing, if in any [**] ([**]) consecutive Calendar Quarters the amount of Net Sales of a SER Diagnostic Product subject to royalties in accordance with the preceding sentence is more than [**] percent ([**]%) lower than the amount of Net Sales of such SER Diagnostic Product for the corresponding Calendar Quarters of the prior [**], then commencing with the [**] of such [**] Calendar Quarters, and continuing for the duration of the Royalty Term for such SER Diagnostic Product, the applicable royalty rate shall be the lower of the royalty rate determined in accordance with the preceding sentence and a royalty rate determined as follows, based on the Net Sales of such SER Diagnostic Product to date for the [**] in which such [**] Calendar Quarter occurs:

Annual Net Sales to date of such Product	Royalty Rate

Equal to or greater than $U.S. [**]	[**]% if the [**])

[**]% if the [**])

Equal to or greater than $U.S. [**] but less than $U.S. [**]	[**]%

Equal to or greater than $U.S. [**] [**] but less than $U.S. [**]	[**]%

Less than $U.S. [**]	[**]%

(c)                                  Bayer Genetically-Targeted [**] Drug Product Royalties.  Subject to Sections 4.5 and 4.6, Bayer shall pay to Genaissance royalties in an amount equal to (i) [**] percent ([**]%) of the Net Sales of each Bayer Genetically-Targeted [**] Drug Product that (A) is approved for a population defined by one (1) or more HAP™ Markers in a Collaboration SER HAP™ Marker Association, or one (1) or more Surrogate Markers of such markers, (B) is covered by a Valid Claim included within Genaissance IP Rights or Bayer Patent Rights, or (C) embodies or is discovered or developed using Know-How included within Genaissance IP Rights or Bayer Know-How, and (ii) one percent (1%) of the Net Sales of each Bayer Genetically-Targeted [**] Drug Product that (A) is approved for a population defined by one (1) or more

HAP™ Markers or Collaboration [**] Haplotypes in a Collaboration SADR Haplotype Association, or one (1) or more Surrogate Markers of such markers, (B) is covered by a Valid Claim included within Genaissance IP Rights or Bayer Patent Rights, or (C) embodies or is discovered or developed using Know-How included within Genaissance IP Rights or Bayer Know-How.

(d)                                 Bayer Other [**] Drug Product Royalties.  Subject to Sections 4.5 and 4.6, Bayer shall pay to Genaissance royalties in an amount equal to one-half percent (0.5%) of the Net Sales of each Bayer Other [**] Drug Product that is covered by a Valid Claim included within Genaissance IP Rights or Bayer Patent Rights, or embodies or is discovered or developed using Know-How included within Genaissance IP Rights or Bayer Know-How.

(e)                                  Bayer Non-[**] Drug Product Royalties. Subject to Sections 4.5 and 4.6, Bayer shall pay to Genaissance royalties on the Net Sales of each Bayer Non-[**] Drug Product that is covered by a Valid Claim included within Genaissance IP Rights or Bayer Patent Rights, or embodies or is discovered or developed using Know-How included within Genaissance IP Rights or Bayer Know-How, at a royalty rate of not less than [**] percent ([**]%) and not more than [**] percent ([**]%) to be agreed upon by the Parties as to any class of Non-[**] Drug Products at any time upon request by Bayer during the term of the license described in Section 3.3.4.  If the Parties are unable to agree upon the royalty rate for a class of Non-[**] Drug Products within [**] ([**]) months after Bayer’s request, then Bayer may demand resolution by an independent expert.  Within [**] ([**]) days after the date of such demand, each Party shall submit its proposal to an independent expert in pharmaceutical licensing selected jointly by the Parties, and such expert shall accept the proposal of one Party or the other in its entirety.  Any rate of royalty for a class of Non-[**] Drug Products established pursuant to this paragraph shall also be deemed established pursuant to paragraph 4.4(e).

(f)                                    Bayer Other Product Royalties.  Subject to Sections 4.5 and 4.6, Bayer shall pay to Genaissance royalties on the Net Sales of each Other Product that (a) is sold or otherwise disposed of by Bayer, its Affiliates and/or its sublicensees, pursuant to the grant set forth in Section 3.4.1, and (b) is covered by a Valid Claim included within the Resulting Patent Rights, or embodies or is discovered or developed using Know-How included within the Resulting IP, at a royalty rate of not less than [**] percent ([**]%) and not more than [**] percent ([**]%) for a therapeutic drug Product and at a royalty rate of not less than [**] percent ([**]%) and not more than [**] percent ([**]%) for a diagnostic Product.  The royalty rate shall as to any class of Other Products shall be agreed upon by the Parties upon request by Bayer at any time during the term of the license described in Section 3.4.1.  If the Parties are unable to agree upon the royalty rate for a class of Other Products within [**] ([**]) months after Bayer’s request, then Bayer may demand resolution by an independent expert.  Within [**] ([**]) days after the date of such demand, each Party shall submit its proposal to an independent expert in licensing in the field at issue selected jointly by the Parties, and such expert shall accept the proposal of one Party or the other in its entirety.  Any rate of royalty for a class of Other Products established pursuant to this paragraph shall also be deemed established pursuant to paragraph 4.4(f).

4.4                                 Genaissance Royalties.

(a)                                  SADR Diagnostic Product Royalties.  Subject to Sections 4.5 and 4.6, Genaissance shall pay to Bayer royalties in an amount equal to the following percentage of the Net Sales of each Genaissance SADR Diagnostic Product that (i) is sold or otherwise disposed of by Genaissance, its Affiliates and/or its sublicensees and (ii) (A) is covered by a Valid Claim included within Bayer IP Rights or Genaissance Patent Rights or (B) embodies or is discovered or developed using Know-How included within Bayer IP Rights or Genaissance Know-How.

Cumulative Net Sales of such Product	Royalty Rate

$0 < $U.S. [**]	[**]%

$U.S. [**] < $U.S. [**]	[**]%

$U.S. [**] < $U.S. [**]	[**]%

> $U.S. [**]	[**]% (if the [**])

[**]% (if the [**])

Notwithstanding the foregoing, if in any [**] ([**]) consecutive Calendar Quarters the amount of Net Sales of a SADR Diagnostic Product subject to royalties in accordance with the preceding sentence is more than [**] percent ([**]%) lower than the amount of Net Sales of such SADR Diagnostic Product for the corresponding Calendar Quarters of the prior [**], then commencing with the [**] of such [**] Calendar Quarters, and continuing for the duration of the Royalty Term for such SADR Diagnostic Product, the applicable royalty rate shall be the lower of the royalty rate determined in accordance with the preceding sentence and a royalty rate determined as follows, based on the Net Sales of such SADR Diagnostic Product to date for the [**] in which such [**] Calendar Quarter occurs:

Annual Net Sales to date of such Product	Royalty Rate

Equal to or greater than $U.S. [**]	[**]% if the [**])

[**]% if the [**])

Equal to or greater than $U.S. [**] but less than $U.S. [**]	[**]%

Equal to or greater than $U.S. [**] but less than $U.S. [**]	[**]%

Less than $U.S. [**]	[**]%

(b)                                 SER Diagnostic Product Royalties.  Subject to Sections 4.5 and 4.6, Genaissance shall pay to Bayer royalties in an amount equal to the following percentage of the

Net Sales of each Genaissance SER Diagnostic Product that (i) is sold or otherwise disposed of by Genaissance, its Affiliates and/or its sublicensees and (ii) (A) is covered by a Valid Claim included within Bayer IP Rights or Genaissance Patents Rights or (B) embodies or is discovered or developed using Know-How included within Bayer IP Rights or Genaissance Know-How:

Cumulative Net Sales of such Product	Royalty Rate

$0 < $U.S. [**]	[**]	%

$U.S. [**] < $U.S. [**]	[**]	%

$U.S. [**] < $U.S. [**]	[**]	%

> $U.S. [**]	[**]	%

Notwithstanding the foregoing, if in any [**] ([**]) consecutive Calendar Quarters the amount of Net Sales of a SER Diagnostic Product subject to royalties in accordance with the preceding sentence is more than [**] percent ([**]%) lower than the amount of Net Sales of such SER Diagnostic Product for the corresponding Calendar Quarters of the prior [**], then commencing with the [**] of such [**] Calendar Quarters, and continuing for the duration of the Royalty Term for such SER Diagnostic Product, the applicable royalty rate shall be the lower of the royalty rate determined in accordance with the preceding sentence and a royalty rate determined as follows, based on the Net Sales of such SER Diagnostic Product to date for the [**] in which such [**] Calendar Quarter occurs:

Annual Net Sales to date of such Product	Royalty Rate

Equal to or greater than $U.S. [**]	[**]	%

Equal to or greater than $U.S. [**] but less than $U.S. [**]	[**]	%

Equal to or greater than $U.S. [**] but less than $U.S. [**]	[**]	%

Less than $U.S. [**]	[**]	%

(c)                                  Genaissance Genetically-Targeted [**] Drug Product Royalties.  Subject to Sections 4.5 and 4.6, Genaissance shall pay to Bayer royalties in an amount equal to [**] percent ([**]%) of the Net Sales of each Genaissance Genetically-Targeted [**] Drug Product that is covered by a Valid Claim included within Bayer IP Rights or Genaissance Patent Rights or embodies or is discovered or developed using Know-How included within Bayer IP Rights or Genaissance Know-How.

(d)                                 Genaissance Other [**] Drug Product Royalties.  Subject to Sections 4.5 and 4.6, Genaissance shall pay to Bayer royalties in an amount equal to [**] percent ([**]%) of the Net Sales of each Genaissance Other [**] Drug Product that is covered by a Valid Claim included within Bayer IP Rights or Genaissance Patent Rights or embodies or is discovered or developed using Know-How included within Bayer IP Rights or Genaissance Know-How.

(e)                                  Genaissance Non-[**] Drug Product Royalties.  Subject to Sections 4.5 and 4.6, Genaissance shall pay to Bayer royalties on the Net Sales of each Genaissance Non-[**] Drug Product that is covered by a Valid Claim included within Bayer IP Rights or Genaissance Patent Rights or embodies or is discovered or developed using Know-How included within Bayer IP Rights or Genaissance Know-How, at a royalty rate of not less than [**] percent ([**]%) and not more than [**] percent ([**]%).  The royalty rate as to any class of Non-[**] Drug Products shall be agreed upon by the Parties upon request by Genaissance at any time during the term of the license described in Section 3.3.2.  If the Parties are unable to agree upon the royalty rate for a class of Non-[**] Drug Products within [**] ([**]) months after Genaissance’s request, then Genaissance may demand resolution by an independent expert.  Within [**] ([**]) days after the date of such demand, each Party shall submit its proposal to an independent expert in pharmaceutical licensing selected jointly by the Parties, and such expert shall accept the proposal of one Party or the other in its entirety.  Any rate of royalty for a class of Non-[**] Drug Products established pursuant to this paragraph shall also be deemed established pursuant to paragraph 4.3(e).

(f)                                    Genaissance Other Product Royalties.  Subject to Sections 4.5 and 4.6, Genaissance shall pay to Bayer royalties on the Net Sales of each Other Product that (a) is sold or otherwise disposed of by Genaissance, its Affiliates and/or its sublicensees, pursuant to the grant set forth in Section 3.4.2 and (b) is covered by a Valid Claim included within the Resulting Patent Rights or embodies or is discovered or developed using Know-How included within the Resulting IP, at a royalty rate of not less than [**] percent ([**]%) and not more than [**] percent ([**]%) for a therapeutic drug Product and at a royalty rate of not less than [**] percent ([**]%) and not more than [**] percent ([**]%) for a diagnostic Product.  The royalty rate as to any class of Other Products shall be agreed upon by the Parties upon request by Bayer at any time during the term of the license described in Section 3.4.2.  If the Parties are unable to agree upon the royalty rate for a class of Other Products within [**] ([**]) months after Bayer’s request, then Bayer may demand resolution by an independent expert.  Within [**] ([**]) days after the date of such demand, each Party shall submit its proposal to an independent expert in licensing in the field at issue selected jointly by the Parties, and such expert shall accept the proposal of one party or the other in its entirety.  Any rate of royalty for a class of Other Products established pursuant to this paragraph shall also be deemed established pursuant to paragraph 4.3(f).

4.5                                 Royalty Obligation Exception.  Notwithstanding anything in this Agreement to the contrary, no royalties shall be payable by a Party under this Article IV with respect to the sale or other disposition of a Product by such Party, its Affiliates or its sublicensees where such Product (a) is neither covered by a Valid Claim included within the other Party’s Prior IP or within the Resulting IP nor discovered or developed using Know-How included within the other Party’s Prior IP or within the Resulting IP, and (b) can be sold or otherwise disposed of by such

Party, its Affiliates or its sublicensees in the absence of any license set forth in Article III without the misappropriation of any Know-How included within the other Party’s Prior IP.

4.6                                 Royalty Terms.

(a)                                  Length of Royalty Payments; Royalty Reduction.  The royalties payable under Section 4.3 and Section 4.4 shall be paid on a country-by-country basis on each Product until the later of (i) the expiration of the last-to-expire Valid Claim included within the Patent Rights of the Royalty-Receiving Party or within the Resulting Patent Rights of the Royalty Paying Party that cover such Product or component thereof in such country, or (ii) the earlier of (A) ten (10) years after the First Commercial Use of such Product in such country or (B) twenty (20) years from the Effective Date (the “Royalty Term”), provided, however, that at any time during the Royalty Term, with respect to a Product, when no Valid Claim included within the Patent Rights of the Royalty-Receiving Party or within the Resulting Patent Rights of the Royalty-Paying Party covers such Product or any component thereof within a country, the royalty rate on such Product in such country shall be reduced to [**] percent ([**]%) of the applicable rate set forth in Section 4.3 or Section 4.4.  Notwithstanding the foregoing, (A) the First Commercial Use of a Product in any European Union Country shall be [**], and the First Commercial Use in any ROW Country shall be [**], and (B) a diagnostic Product shall not be considered a new Product having a new date of First Commercial Use unless (1) [**] or (2) [**].

(b)                                 Required Third Party Payments.  The Royalty-Paying Party shall be entitled to deduct from the royalty payments required to be paid pursuant to Section 4.3 or Section 4.4, payments made by the Royalty-Paying Party to a Third Party with respect to sales of a Product in a country to license patents that the Royalty-Paying Party reasonably determines to be required to make, use or sell the Product in such country (“Third Party Payments”); provided, however, that, (i) no more than [**] percent ([**]%) of Third Party Payments may be deducted for licenses under Third Party patents covering [**] (“Blocking IP”), (ii) no more than [**] percent ([**]%) of Third Party Payments may be deducted for licenses under Third Party patents covering [**] (“Enabling IP”) and (iii) in no event shall a deduction under this Section 4.5(b) for Third Party Payments for either or both of Blocking IP and Enabling IP reduce any royalty payment otherwise due to the Royalty-Receiving Party in a country in a reporting period by more than [**] percent ([**]%).  Any deduction that is not usable in a reporting period pursuant to this Section 4.5(b) may be carried forward for use in a future reporting period.

(c)                                  Royalties Payable Only Once.  The obligation to pay royalties is imposed only once with respect to the same unit of a Product.  Except as specifically provided in this Agreement, it is understood and agreed that there shall be no deductions from the royalties payable under this Agreement.

(d)                                 Sales to Affiliates and Sublicensees.  Sales of Products between the Royalty-Paying Party and its Affiliates or permitted sublicensees, or among such Affiliates and permitted sublicensees, shall not be subject to royalties under Section 4.3 or 4.4, but in such cases the royalties shall be calculated on the Net Sales by such Affiliates or sublicensees to a Third Party.

(e)                                  Royalty Reports and Accounting.

(i)                                     Royalty Reports; Royalty Payments.  The Royalty-Paying Party shall deliver to the Royalty-Receiving Party, within sixty (60) days after the end of each Calendar Quarter, reasonably detailed written accountings of Net Sales of Products that are subject to royalty payments due to the Royalty-Receiving Party for such Calendar Quarter.  Such quarterly reports shall indicate Net Sales on a country-by-country and product-by-product basis, and the resulting calculation of royalties, provided, that where a Party receives reports of Net Sales from Affiliates or sublicensees on a regional rather than country basis, reporting hereunder may use such regional Net Sales figures.  When the Royalty-Paying Party delivers such accountings to the Royalty-Receiving Party, the Royalty-Paying Party shall also deliver all royalty payments due under Section 4.3 or Section 4.4 to the Royalty-Receiving Party for the Calendar Quarter, provided that if both Parties have incurred royalty obligations during a Calendar Quarter, no payments shall be due with the reports and instead the Royalty-Paying Party owing the greater amount shall remit a net payment of the difference between the two royalty amounts within fifteen (15) days after the later of (i) receipt by such Party of the other Party’s accounting for such Calendar Quarter or (ii) the due date for such Party’s own accounting for such Calendar quarter.  With respect to sales of Products invoiced in United States Dollars, the sales and royalties payable shall be expressed in United States Dollars.  With respect to sales of Products invoiced in a currency other than United States Dollars, the sales and royalties payable shall be expressed in their United States Dollar equivalent, calculated using the applicable conversion rates for buying United States dollars published by The Wall Street Journal on the last business day of the Calendar Quarter to which the royalty report relates, provided that a Party may elect to use the conversion method used generally in its audited financial statements.

(ii)                                  Audits.  The Royalty-Paying Party shall keep, and shall require its Affiliates and sublicensees to keep, complete and accurate records of the latest three (3) years of sales to which royalties attach.  For the sole purpose of verifying royalties payable to the Royalty-Receiving Party, the Royalty-Receiving Party shall have the right annually at the Royalty-Receiving Party’s expense to retain an independent certified public accountant selected by the Royalty-Receiving Party and reasonably acceptable to the Royalty-Paying Party, to review such records in the location(s) where such records are maintained by the Royalty-Paying Party, its Affiliates or its sublicensees upon reasonable notice and during regular business hours and under obligations of confidence.  Results of such review shall be made available to both the Royalty-Receiving Party and the Royalty-Paying Party.  If the review reflects an underpayment of royalties to the Royalty-Receiving Party, such underpayment shall be promptly remitted to the Royalty-Receiving Party, together with interest calculated in the manner provided in Section 4.6.  If the underpayment is equal to or greater than [**] percent ([**]%) of the royalty amount that was otherwise due, the Royalty-Paying Party shall pay all of the costs of such review.  If the review reflects an overpayment of royalties to the Royalty-Receiving Party, the amount of such overpayment shall be credited against future royalties owned by the Royalty-Paying Party to the Royalty-Receiving Party.

4.7                                 Late Payments.  The Royalty-Paying Party shall pay interest to the Royalty-Receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum that is equal to the lesser of [**] for the applicable period, or the highest rate permitted by applicable law, calculated on the number of days such payment is delinquent.

4.8                                 Tax Withholding.  The Parties shall use all reasonable and legal efforts to reduce tax withholding on payments made to the Royalty-Receiving Party hereunder.  Notwithstanding such efforts, if the Royalty-Paying Party concludes that tax withholdings under the laws of any country are required with respect to payments to the Royalty-Receiving Party, the Royalty-Paying Party shall withhold the required amount and pay it to the appropriate governmental authority.  In such a case, the Royalty-Paying Party shall promptly provide the Royalty-Receiving Party with original receipts or other evidence reasonably desirable and sufficient to allow the Royalty-Receiving Party to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits.

4.9                                 Blocked Payments.  In the event that, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for the Royalty-Paying Party or its Affiliates or sublicensees, to transfer, or have transferred on its behalf, royalties or other payments to the Royalty-Receiving Party, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of the Royalty-Receiving Party in a recognized banking institution designated by the Royalty-Receiving Party or, if none is designated by the Royalty-Receiving Party within a period of thirty (30) days, in a recognized banking institution selected by the Royalty-Paying Party or its Affiliates or sublicensees, as the case may be, and identified in a notice in writing given to the Royalty-Receiving Party.

4.10                           Right of Recoupment.  Notwithstanding the royalties payable under Section 4.3 and Section 4.4, the Royalty-Paying Party shall be entitled to recoup the amount of any obligation of the Royalty-Receiving Party to the Royalty-Paying Party arising out of any material breach of this Agreement by the Royalty-Receiving Party and not otherwise recovered.

ARTICLE V

INTELLECTUAL PROPERTY

5.1                                 Ownership of Inventions.

5.1.1                        Genaissance Inventions.  Subject to Section 5.1.4, Genaissance shall exclusively own all inventions made solely by its employees, agents and consultants in the conduct of the Collaboration (“Genaissance Inventions”).

5.1.2                        Bayer Inventions.  Subject to Section 5.1.4, Bayer shall exclusively own all inventions made solely by its employees, agents and consultants in the conduct of the Collaboration (“Bayer Inventions”).

5.1.3                        Joint Inventions.  Subject to Section 5.1.4, all inventions made jointly by employees, agents and consultants of Bayer and employees, agents and consultants of Genaissance in the conduct of the Collaboration (“Joint Inventions”) shall be owned jointly on the basis of each Party having an undivided interest in the whole.

5.1.4                        Assignment.  Notwithstanding the foregoing, (a) Genaissance hereby assigns to Bayer all of its right, title and interest in and to Genaissance Inventions and Joint Inventions each relating exclusively to (i) Collaboration [**] Haplotypes and (ii) Collaboration SADR Haplotype Associations, excluding, in each of (i) and (ii), inventions relating exclusively to HAPTM Markers and HAPTM Marker Associations, (b) Bayer hereby assigns to Genaissance all of its right, title and interest in and to Bayer Inventions and Joint Inventions each relating exclusively to HAPTM Markers and HAPTM Marker Associations, excluding any inventions relating exclusively to Bayer Polymorphisms, (c) Genaissance hereby assigns to Bayer all of its right, title and interest in and to Genaissance Inventions and Joint Inventions not referred to in (a) or (b) made using samples owned by Bayer, (d) Bayer hereby assigns to Genaissance all of its right, title and interest in and to Bayer Inventions and Joint Inventions not referred to in (a) or (b) made using samples owned by Genaissance, (e) Genaissance hereby assigns to Bayer all of its right, title and interest in and to Genaissance Inventions and Joint Inventions not referred to in (a), (b), (c) and (d) for which Bayer owns the most closely related prior art, (f) Bayer hereby assigns to Genaissance all of its right, title and interest in and to Bayer Inventions and Joint Inventions not referred to in (a), (b), (c), (d) or (e),   Each Genaissance Invention, Bayer Invention or Joint Invention, as applicable, assigned pursuant to the immediately preceding sentence shall thereby cease to be a Genaissance Invention, Bayer Invention or Joint Invention, as the case may be, as originally owned and become a Bayer Invention or Genaissance Invention, as the case may be, in accordance with the assignment thereof, as set forth above.

5.1.5                        Inventorship.  The determination of inventorship shall be made in accordance with the relevant patent law of the country in which the particular invention has been generated.

5.2                                 Patent Prosecution.

5.2.1                        General.  The Parties recognize that a single patent application may disclose and claim more than one invention, e.g., a Genaissance Invention and a Bayer Invention.  In so far as practicable, the Parties shall draft their respective patent applications such that assignments made in accordance with Section 5.1.4 shall result in assignment of the entire right, title and interest in and to a given patent application.  Furthermore, the Parties agree to file any continuation or divisional patent applications needed to effect the separate prosecution of Genaissance Inventions and Bayer Inventions.  If under the circumstances of a given patent application, such separate prosecution is not practicable or materially adversely affects patentability, then the Parties shall agree as to which of them shall be responsible for the Patent Prosecution of such patent application and any resulting patent, and such Patent Prosecution shall be pursued in accordance with Sections 5.2.4 and 5.2.5.

5.2.2                        Genaissance IP Rights.  Genaissance shall have the exclusive right and option to pursue the Patent Prosecution of Genaissance IP Rights; provided, however, that in the event that Genaissance declines to pursue the Patent Prosecution of (a) any Genaissance IP Rights covering (i) an SADR Diagnostic Product that is the subject of the Bayer SADR Diagnostic License and/or (ii) an SER Diagnostic Product that is this subject of the Bayer SER Diagnostic License as long as any such license remains exclusive, or (b) any Genaissance Resulting IP, Genaissance shall give Bayer no less than sixty (60) days written notice to this effect and thereafter Bayer may, upon written notice to Genaissance, elect to assume sole control over the Patent Prosecution of such Genaissance IP Rights in Genaissance’s name; provided, further, that in the event that Bayer ceases to pursue the Patent Prosecution of any such Genaissance IP Rights, Bayer shall give Genaissance no less than sixty (60) days written notice to this effect and thereafter Genaissance may, upon written notice to Bayer, elect to assume sole control over the Patent Prosecution of such Genaissance IP Rights.  In the event that the Bayer

SADR Diagnostic License and/or the Bayer SER Diagnostic License becomes non-exclusive, Bayer’s rights under this Section 5.2.2 with respect to Genaissance IP Rights other than Genaissance Resulting IP shall terminate to the extent that Genaissance is willing to, and does, resume control over the Patent Prosecution of the relevant Genaissance IP Rights other than Genaissance Resulting IP.

5.2.3                        Bayer IP Rights.  Bayer shall have the exclusive right and option to pursue the Patent Prosecution of the Bayer IP Rights; provided, however, that in the event that Bayer declines to pursue the Patent Prosecution of (a) any Bayer IP Rights covering (i) a Genaissance SADR Diagnostic Product and/or (ii) a Genaissance SER Diagnostic Product and/or (iii) a [**]-Specific SER Diagnostic Product that is the subject of a license, if any, to Genaissance or a Genaissance Collaborator pursuant to Section 3.2.2, and/or (iv) a [**] Drug Product that is the subject of a license to Genaissance pursuant to Section 3.3.1(a), as long as any such license remains exclusive or co-exclusive, as the case may be, or (b) any Bayer Resulting IP, Bayer shall give Genaissance no less than sixty (60) days written notice to this effect and thereafter Genaissance (or, in the case of a [**]-Specific SER Diagnostic Product, a Genaissance Collaborator, if applicable) may, upon written notice to Bayer, elect to assume sole control over the Patent Prosecution of such Bayer IP Rights and maintain such Bayer IP Rights in Bayer’s name; provided, further, that in the event that Genaissance (or a Genaissance Collaborator, if applicable) ceases to pursue the Patent Prosecution of any such Bayer IP Rights, Genaissance (or a Genaissance Collaborator, if applicable) shall give Bayer no less than sixty (60) days written notice to this effect and thereafter Bayer may, upon written notice to Genaissance (or a Genaissance Collaborator, if applicable), elect to assume sole control over the Patent Prosecution of such Bayer IP Rights.  In the event that a license described in this Section 5.2.3 becomes non-exclusive, Genaissance’s (or a Genaissance Collaborator’s, if applicable) rights under this Section 5.2.3 with respect to IP other than Bayer Resulting IP to the extent that Bayer is willing to, and does, resume control over the Patent Prosecution of the relevant Bayer IP Rights.

5.2.4                        Costs and Expenses.  [**] in accordance with this Section 5.2.

5.2.5                        Cooperation.

(a)                                  General.  Each Party agrees to cooperate with the other with respect to Patent Prosecution pursuant to this Section 5.2, including, without limitation, the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to permit the other Party to continue any Patent Prosecution that such Party has elected not to pursue, as provided for in this Section 5.2.  Each Party shall, on an annual basis, provide to the other Party a list of all patents and patent applications filed, prosecuted maintained and/or extended by it pursuant to this Section 5.2, including the status thereof.

(b)                                 Bayer.  Bayer shall have the right to receive, within ten (10) business days after receipt by Genaissance, copies of all correspondence to and from patent offices that are related to patent applications and/or patents within the Genaissance Resulting IP or within the Bayer IP Rights for which Genaissance has assumed control of the Patent Prosecution in accordance with Section 5.2.3, and shall further have the right to review and comment upon such patent applications and/or patents, and the Patent Prosecution thereof by

Genaissance, including the right to receive and review drafts of patent applications no less than ten (10) business days prior to filing with any patent office.  Genaissance shall consider Bayer’s comments in good faith.

(c)                                  Genaissance.  Genaissance shall have the right to receive, within ten (10) business days after receipt by Bayer, copies of all correspondence to and from patent offices that are related to patent applications and/or patents within the Bayer Resulting IP or within the Genaissance IP Rights for which Bayer has assumed control of the Patent Prosecution in accordance with Section 5.2.2, and shall further have the right to review and comment upon such patent applications, and/or patents, and the Patent Prosecution thereof by Bayer, including the right to receive and review drafts of patent applications no less than ten (10) business days prior to filing with any patent office.  Bayer shall consider Genaissance’s comments in good faith.

5.2.6                        Patent Interference and Opposition.

(a)                                  Bayer.  Bayer shall have the exclusive right and option to determine and undertake the course of action required in the event of the discovery of a request for, or the filing or declaration of any interference, opposition, or reexamination proceeding (each, an “Interference Action”) with respect to the Bayer IP Rights; provided, however, that in the event that Bayer fails to take such appropriate action in connection with an Interference Action with respect to the Bayer IP Rights for which Genaissance (or a Genaissance Collaborator, if applicable) has assumed, or has the right to assume, control of the Patent Prosecution in accordance with Section 5.2.3 within ninety (90) days after becoming aware of such action, then Genaissance (or a Genaissance Collaborator, if applicable) may, in its discretion, as long as Genaissance’s (or a Genaissance Collaborator’s, if applicable) rights under Section 5.2.3 remain in effect, provide Bayer with written notice of its intent to take such appropriate action, such notice to be provided within thirty (30) days after the expiration of such ninety (90) day period.  If Genaissance (or a Genaissance Collaborator, if applicable) provides such notice and Bayer fails to take such appropriate action within thirty (30) days after receipt of such notice from Genaissance (or a Genaissance Collaborator, if applicable), then Genaissance (or a Genaissance Collaborator, if applicable) shall have the right to take appropriate action that it believes is reasonably required to protect the relevant Bayer IP Rights.  Genaissance (or a Genaissance Collaborator, if applicable) shall give Bayer sufficient advance notice of its intent to take any such action and the reasons therefor, and shall provide Bayer with an opportunity to make suggestions and comments regarding such action.  The Parties shall cooperate with each other and each shall provide the other with any information or assistance that the other may reasonably request with any action so taken.  In the event that Genaissance (or a Genaissance Collaborator, if applicable) takes action in connection with an Interference Action with respect to Bayer IP Rights in accordance with this Section 5.2.6(a), Genaissance (or a Genaissance Collaborator, if applicable) shall keep Bayer informed of all developments in such interference, opposition, reexamination or reissue, including to the extent permissible the status of any settlement negotiations and the terms of any settlement offer.  Genaissance (or a Genaissance Collaborator, if applicable) shall provide Bayer with copies of all submissions or agreements arising in connection with such proceeding sufficiently in advance of their filing or due date so as to give Bayer sufficient time to comment thereon.  Genaissance (or a Genaissance Collaborator, if applicable) shall give good faith consideration to Bayer’s comments.

Genaissance (or a Genaissance Collaborator, if applicable) shall not enter into any settlement or consent decree regarding any Bayer IP Rights with respect to which Genaissance (or a Genaissance Collaborator, if applicable) has taken action in connection with an Interference Action in accordance with this Section 5.2.6 or assent to the grant of any reissued or reexamined patent within the Bayer IP Rights without the prior written consent of Bayer, which shall not be withheld or delayed unreasonably.

(b)                                 Genaissance.  Genaissance shall have the exclusive right and option to determine and undertake the course of action required in the event of any Interference Action with respect to the Genaissance IP Rights; provided, however, that in the event that Genaissance fails to take such appropriate action in connection with an Interference Action with respect to the Genaissance IP Rights for which Bayer has assumed, or has the right to assume, control of the Patent Prosecution in accordance with Section 5.2.2 within ninety (90) days after becoming aware of such action, then Bayer may, in its discretion, as long as Bayer’s rights under Section 5.2.2 remain in effect, provide Genaissance with written notice of its intent to take such appropriate action, such notice to be provided within thirty (30) days after the expiration of such ninety (90) day period.  If Bayer provides such notice and Genaissance fails to take such appropriate action within thirty (30) days after receipt of such notice from Bayer, then Bayer shall have the right to take appropriate action that it believes is reasonably required to protect the relevant Genaissance IP Rights. Bayer shall give Genaissance sufficient advance notice of its intent to take any such action and the reasons therefor, and shall provide Genaissance with an opportunity to make suggestions and comments regarding such action.  The Parties shall cooperate with each other and each shall provide the other with any information or assistance that the other may reasonably request with any action so taken.  In the event that Bayer takes action in connection with an Interference Action with respect to Genaissance IP Rights in accordance with this Section 5.2.6(b), Bayer shall keep Genaissance informed of all developments in such interference, opposition, reexamination or reissue, including to the extent permissible the status of any settlement negotiations and the terms of any settlement offer.  Bayer shall provide Genaissance with copies of all submissions or agreements arising in connection with such proceeding sufficiently in advance of their filing or due date so as to give Genaissance sufficient time to comment thereon.  Bayer shall give good faith consideration to Genaissance’s comments.  Bayer shall not enter into any settlement or consent decree regarding any Genaissance IP Rights with respect to which Bayer has taken action in connection with an Interference Action in accordance with this Section 5.2.6 or assent to the grant of any reissued or reexamined patent within the Genaissance IP Rights without the prior written consent of Genaissance, which shall not be withheld or delayed unreasonably.

5.3                                 Third Party Infringement.

5.3.1                        Notice.  Each Party shall promptly report in writing to the other Party during the term of this Agreement any (a) known or suspected infringement of any of the Patent Rights of the other Party, or (b) unauthorized use of any of the Know-How of the other Party, of which such Party becomes aware, and shall provide the other Party with all available evidence supporting such infringement, suspected infringement, unauthorized use or suspected unauthorized use.

5.3.2                        Infringement Action.

(a)                                  Bayer.  Bayer shall have the exclusive right and option to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Bayer IP Rights; provided, however, that in the event that Bayer fails to initiate such suit or take such other appropriate action within ninety (90) days after becoming aware of the alleged infringements or unauthorized use of Bayer IP Rights for which Genaissance (or a Genaissance Collaborator, if applicable) has assumed, or has the right to assume, control of the Patent Prosecution in accordance with Section 5.2.3, then Genaissance (or a Genaissance Collaborator, if applicable) may, in its discretion, as long as Genaissance’s (or a Genaissance Collaborator’s, if applicable) rights under Section 5.2.3 remain in effect, provide Bayer with written notice of its intent to initiate such suit or take such other appropriate action, such notice to be provided within thirty (30) days after the expiration of such ninety (90) day period.  If Genaissance (or a Genaissance Collaborator, if applicable) provides such notice and Bayer fails to initiate such suit or take such other appropriate action within thirty (30) days after receipt of such notice from Genaissance (or a Genaissance Collaborator, if applicable), then Genaissance (or a Genaissance Collaborator, if applicable) shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the relevant Bayer IP Rights.  Genaissance (or a Genaissance Collaborator, if applicable) shall give Bayer sufficient advance notice of its intent to file any such suit or take any such action and the reasons therefor, and shall provide Bayer with an opportunity to make suggestions and comments regarding such suit or action.  Genaissance (or a Genaissance Collaborator, if applicable) shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to this subsection, which counsel shall be reasonably acceptable to Bayer.  If necessary or desirable, Bayer shall join as a party to the suit.  Bayer shall have the right to participate in and be represented in any such suit by its own counsel at its own expense.

(b)                                 Genaissance.  Genaissance shall have the exclusive right and option to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Genaissance IP Rights provided, however, that in the event that Genaissance fails to initiate such suit or take such other appropriate action within ninety (90) days after becoming aware of the alleged infringements or unauthorized use of Genaissance IP Rights for which Bayer has assumed, or has the right to assume, control of the Patent Prosecution in accordance with Section 5.2.2, then Bayer may, in its discretion, as long as Bayer’s rights under Section 5.2.2 remain in effect, provide Genaissance with written notice of its intent to initiate such suit or take such other appropriate action, such notice to be provided within thirty (30) days after the expiration of such ninety (90) day period.  If Bayer provides such notice and Genaissance fails to initiate such suit or take such other appropriate action within thirty (30) days after receipt of such notice from Bayer, then Bayer shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the relevant Genaissance IP Rights.  Bayer shall give Genaissance sufficient advance notice of its intent to file any such suit or take any such action and the reasons therefor, and shall provide Genaissance with an opportunity to make suggestions and comments regarding such suit or action.  Bayer shall have the sole and exclusive right to select counsel for any suit initiated by it pursuant to this subsection, which counsel shall be reasonably acceptable to Genaissance.  If necessary or desirable, Genaissance shall join as a party to the suit.  Genaissance shall have the right to participate in and be represented in any such suit by its own counsel at its own expense

(c)                                  Cooperation. Each Party (or a Genaissance Collaborator, if applicable) shall keep the other Party (or a Genaissance Collaborator, if applicable) promptly informed, and shall from time to time consult with the other Party (or a Genaissance Collaborator, if applicable) regarding the status of any such suit or action undertaken by such Party (or a Genaissance Collaborator, if applicable) pursuant to this Section 5.3.2, and shall provide the other Party (or a Genaissance Collaborator, if applicable) with copies of all material documents (i.e., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action.  Each Party (or a Genaissance Collaborator, if applicable) shall offer reasonable assistance to the Party (or a Genaissance Collaborator, if applicable) undertaking such suit or action in connection therewith at no charge to the Party (or a Genaissance Collaborator, if applicable) undertaking such suit or action except for reimbursement of reasonable out-of-pocket expenses incurred in rendering such assistance.  The Party (or a Genaissance Collaborator, if applicable) undertaking any such suit or action shall assume and pay all of its own out-of-pocket costs incurred in connection with any litigation or proceedings described in this Section 5.3.2, including, without limitation, the fees and expenses of the counsel selected by it.  In the event that a Party (or a Genaissance Collaborator, if applicable) initiates a suit or takes other appropriate action with respect to the Patent Rights and/or Know-How of the other Party in accordance with this Section 5.3, the Party (or a Genaissance Collaborator, if applicable) undertaking such suit or action shall not settle any such suit or action without obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

5.3.3                        Recoveries.  Any recovery obtained as a result of any proceeding described in this Section 5.3 shall be applied in the following order of priority:

(a)                                  first, the Party initiating the suit or action shall be reimbursed for all costs in connection with such proceeding paid by such Party and not otherwise recovered;

(b)                                 second, the other Party shall be reimbursed for all costs in connection with such proceeding paid by the other Party and not otherwise recovered;

(c)                                  third, any remainder shall be paid [**] percent ([**]%) to the Party initiating such suit or action and [**] percent ([**]%) to the other Party.

5.3.4                        Patent Invalidity Claim.  If a Third Party at any time asserts a claim that any Patent Right is invalid or otherwise unenforceable (an “Invalidity Claim”), whether as a defense in an infringement action brought by a Party pursuant to this Section 5.3 or in a Third Party Claim brought against Genaissance or Bayer, the Parties shall cooperate and shall endeavor to agree upon an appropriate course of action.

5.4                                 Claimed Infringement.  In the event that a Third Party at any time provides to a Party written notice of a claim, or brings an action, suit or proceeding against a Party claiming, that the activities to be performed under this Agreement by such Party infringe such Third Party’s Patent Rights or make unauthorized use of such Third Party’s Know-How (a “Third Party Claim”), such Party shall promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and/or all papers served.  The Parties shall cooperate and shall endeavor to agree upon an appropriate course of action.  Each Party agrees to make available to the other Party its reasonable advice and counsel regarding the technical merits of any such claim and to offer reasonable assistance to the other Party.  Such advice, counsel and assistance shall be provided without charge to the other Party, unless such advice, counsel and assistance would require such assisting Party to incur material external costs, in which case the assisting Party shall not be required to provide such advice, counsel and assistance unless the other Party agrees to reimburse them.

5.5                                 Patent Marking.  The Parties agree to comply with any applicable patent marking statutes in any country in which any Product is sold by a Party, its Affiliates or its sublicensees.

ARTICLE VI

CONFIDENTIALITY

6.1                                 Nondisclosure and Non-Use Obligations.

6.1.1                        General.  Except as otherwise provided in this Article VI, during the term of this Agreement and for a period of [**] ([**]) years thereafter, each Party shall maintain the Confidential Information of the other Party in confidence and use it only for purposes specifically authorized under this Agreement.

6.1.2                        Limitations.  The Parties agree that the receiving Party shall not have any obligation of confidentiality with respect to such Confidential Information that:

(a)                                  is or becomes part of the public domain other than by unauthorized acts of the Party obligated not to disclose such Confidential Information;

(b)                                 can be shown by written documents to have been disclosed to the receiving Party by a Third Party, provided, that such Confidential Information was not obtained by such Third Party from the other Party to this Agreement pursuant to a confidentiality agreement;

(c)                                  prior to disclosure under this Agreement, was already in the possession of the receiving Party, provided, that such Confidential Information was not obtained from the other Party to this Agreement pursuant to a confidentiality agreement;

(d)                                 can be shown by written documents to have been independently developed by the receiving Party without breach of any of the provisions of this Agreement;

(e)                                  is disclosed by the receiving Party pursuant to an order or demand issued by a court or governmental agency or as otherwise required by law; provided, that the receiving Party notifies the other Party prior to disclosure, giving such other Party sufficient advance notice, if possible, to permit it to seek a protective order or other similar order with respect to such Confidential Information and provided, further, that the receiving Party furnishes only that portion of the Confidential Information which it is advised by counsel is legally required whether or not a protective order or other similar order is obtained by the other Party; or

(f)                                    where the receiving Party reasonably believes such disclosure is necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, with such disclosure being limited to:

(i)                                     actual or potential licensees or sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis and on condition that such entities or persons agree to keep the Confidential Information confidential to the same extent as such Party is required to keep the Confidential Information confidential for a term not less than [**] ([**]) years from the date of disclosure to such party; provided, that, Bayer shall not have the right to disclose any HAP Marker to any external genotyping contractor hired by Bayer, unless such HAP Marker was known to Bayer prior to the first Steering Committee meeting, as evidenced by contemporary written documentation; and

(ii)                                  government or other Regulatory Authorities to the extent that such disclosure is reasonably necessary to obtain or maintain patents or authorizations to conduct clinical trials of, and to commercially market, Products pursuant to this Agreement.

6.2                                 Injunctive Relief.  The Parties understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article VI by either Party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf.  Accordingly, each Party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article VI.

6.3                                 Publication.  The Parties agree to use commercially reasonable efforts to monitor public scientific and other disclosures of the results of the Collaboration to prevent any premature public disclosure of such results.  The Parties shall establish a procedure for publication review, which shall include Steering Committee approval, not to be unreasonably withheld.  Each Party shall first submit to the other Party an early draft of all such publications, whether they are to be presented orally or in written form, at least [**] ([**]) days prior to submission (if in written form, including abstracts) or presentation (if an oral disclosure) to determine (a) whether the proposed disclosure contains any Confidential Information of the other Party or (b) whether the information contained in the proposed disclosure should be the subject of a patent application prior to such disclosure.  The other Party shall have [**] ([**]) days from its receipt of any such abstract, manuscript or presentation in which to notify the Party in writing of any specific objections to the disclosure, based on either the need to seek patent protection or concern regarding the specific disclosure of the Confidential Information of such Party.  In the event a Party objects to the disclosure, the other Party agrees not to submit the publication or make the presentation containing the objected-to information until the Party is given a reasonable additional period of time (not to exceed an additional [**] ([**]) days) to seek patent protection for any material in the disclosure which it believes is patentable or, in the case of Confidential Information, to allow the Party to delete any Confidential Information of the other Party from the proposed disclosure.  Each Party agrees to delete from the proposed disclosure any Confidential Information of the other Party upon request.  The Parties agree that all publications of results of the Collaboration shall acknowledge the contribution of the other Party to such results, which shall be co-authorship in accordance with accepted practices of authorship justification.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY

7.1                                 Representations and Warranties of Genaissance.  Genaissance represents and warrants to Bayer as of the Effective Date that:

(a)                                  Genaissance is a corporation duly organized, validly existing and in corporate good standing under the laws of Delaware, whose organization number assigned by the Secretary of State of Delaware is 2288980;

(b)                                 Genaissance has the legal right, authority and power to enter into this Agreement, perform its obligations under this Agreement, and grant to Bayer the licenses, security interest and other rights granted pursuant to this Agreement;

(c)                                  upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Genaissance enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)                                 all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained;

(e)                                  notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement, the performance of Genaissance’s obligations in the conduct of the Collaboration and the licenses, security interest and other rights granted pursuant to this Agreement (i) do not conflict with or violate any requirement of applicable laws or regulations existing as of the Effective Date, and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of Genaissance existing as of the Effective Date;

(f)                                    all of its employees, officers, consultants and advisors who are or will be involved in the Collaboration have executed or will have executed agreements or have existing obligations under law requiring assignment to Genaissance of inventions made by them in the conduct of the Collaboration, and obligating such individuals to maintain as confidential Bayer’s Confidential Information, to the extent required to support Genaissance’s obligations under this Agreement;

(g)                                 to the knowledge of Genaissance, the Genaissance Prior IP and the Genaissance Know-How that will be used by the Parties in the Collaboration have not been developed or obtained by Genaissance in violation of any contractual obligation to any Third Party nor have they been misappropriated from any Third Party or obtained without the proper consent of any Third Party;

(h)                                 except as otherwise disclosed to Bayer by Genaissance as of the Effective Date, there is no action, suit or proceeding which is pending or, to the knowledge of the officers of Genaissance, no written claim or demand of any Third Party that has been received, that challenges or would materially adversely affect (i) the right of Genaissance to use in the conduct of the Collaboration the Genaissance Prior IP, the Genaissance Know-How or the Genaissance Patent Rights that are reasonably expected to be utilized by the Parties to fulfill their duties under the Collaboration Plan, or (ii) the right of Genaissance to grant to Bayer the rights and licenses to use such Genaissance Prior IP, Genaissance Know-How or Genaissance Patent Rights, as contemplated under this Agreement.

7.2                                 Representations and Warranties of Bayer.  Bayer represents and warrants to Genaissance as of the Effective Date that:

(a)                                  (i) Bayer AG is a corporation duly organized, validly existing and in corporate good standing under the laws of Germany and (ii) Bayer Corporation is a corporation duly organized validly existing and in corporate good standing under the laws of Indiana;

(b)                                 Bayer has the legal right, authority and power to enter into this Agreement, and perform its obligations under this Agreement, and grant to Genaissance the licenses and other rights granted pursuant to this Agreement;

(c)                                  upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Bayer enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)                                 all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by it in connection with the execution, delivery and performance of this Agreement have been obtained;

(e)                                  notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement, the performance of Bayer’s obligations in the conduct of the Collaboration and the licenses and other rights granted pursuant to this Agreement (i) do not conflict with or violate any requirement of applicable laws or regulations existing as of the Effective Date and (ii) do not conflict with, violate, breach or constitute a default under any contractual obligations of Bayer existing as of the Effective Date;
(f)                                    all of its employees, officers, consultants and advisors who are or will be involved in the Collaboration have executed or will have executed agreements or have existing obligations under law requiring assignment to Bayer of inventions made by them in the conduct of the Collaboration, and obligating such individuals to maintain as confidential Genaissance’s Confidential Information, to the extent required to support Bayer’s obligations under this Agreement;

(g)                                 to the knowledge of Bayer, the Bayer Prior IP and the Bayer Know-How that will be used by the Parties in the Collaboration have not been developed or obtained by

Bayer in violation of any contractual obligation to any Third Party nor have they been misappropriated from any Third Party or obtained without the proper consent of any Third Party; and

(h)                                 except as otherwise disclosed to Genaissance by Bayer as of the Effective Date, there is no action, suit or proceeding which is pending or, to the knowledge of the officers of Bayer, no written claim or demand of any Third Party that has been received, that challenges or would materially adversely affect (i) the right of Bayer to use in the conduct of the Collaboration the Bayer Prior IP, the Bayer Know-How or the Bayer Patent Rights that are reasonably expected to be utilized by the Parties to fulfill their duties under the Collaboration Plan, or (ii) the right of Bayer to grant to Genaissance the rights and licenses to use such Bayer Prior IP, Bayer Know-How or Bayer Patent Rights, as contemplated under this Agreement.

7.3                                 Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ARTICLE VII OF THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE.  THE PARTIES HEREBY DISCLAIM WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO PRODUCTS, BAYER POLYMORPHISMS, BAYER SADR POLYMORPHISM ASSOCIATIONS, BAYER SER POLYMORPHISM ASSOCIATIONS, HAPTM MARKERS, MARKER ASSOCIATIONS AND COLLABORATION [**] HAPLOTYPES.

7.4                                 Disclaimer of Consequential Damages.  NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, MULTIPLE, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR ANY LOST PROFITS, LOST SAVINGS, LOST REVENUES OR LOST DATA, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 7.4 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE VIII.

ARTICLE VIII

INDEMNITY

8.1                                 Bayer Indemnity Obligations.  Bayer agrees to defend, indemnify and hold Genaissance and its directors, officers, employees and agents harmless from all losses, damages or expenses (including attorneys’ fees) arising as a result of any Third Party claims relating to:  (a) claims for bodily injury, death or property damage attributable to the development, manufacture, or use of Products developed, manufactured or sold by Bayer, its Affiliates, or its sublicensees (excluding those claims for which Genaissance indemnifies Bayer pursuant to Section 8.2); (b) a recall of any Product developed, marketed, sold or manufactured by Bayer (excluding those claims for which Genaissance indemnifies Bayer pursuant to Section 8.2) ordered by a governmental agency or required by a confirmed product failure; (c) a breach of any of the representations, warranties or material obligations of Bayer under this Agreement; or (d) performance by Bayer of its obligations under this Agreement or as a result of Bayer’s use of its proprietary technology and/or any Third Party technology including, but not limited to, any claim that[**].

8.2                                 Genaissance Indemnity Obligations.  Genaissance agrees to defend, indemnify and hold Bayer and its directors, officers, employees and agents harmless from all losses, damages or expenses (including attorneys’ fees) arising as a result of any Third Party claims relating to (a) claims for bodily injury, death or property damage attributable to the development, manufacture, or use of any Products developed, manufactured or sold by Genaissance, its Affiliates, or its sublicensees (excluding those claims for which Bayer indemnifies Genaissance pursuant to Section 8.1); (b) a recall of any Product developed, marketed, sold or manufactured by Genaissance which is ordered by a governmental agency or required by a confirmed product failure (excluding those claims for which Bayer indemnifies Genaissance pursuant to Section 8.1); (c) a breach of any of the representations, warranties or material obligations of Genaissance under this Agreement; or (d) performance by Genaissance of its obligations under this Agreement or as a result of Genaissance’s use of its proprietary technology and/or any Third Party technology including, but not limited to, any claim that[**].

8.3                                 Limitation on Indemnity Obligations.  Neither Party nor its respective directors, officers, employees and agents shall be entitled to the indemnities set forth in Section 8.1 and Section 8.2 where the claim, loss, damage or expense for which indemnification is sought was caused by a negligent act or omission or willful misconduct by such Party, its directors, officers, employees or authorized agents.

8.4                                 Procedure.  If the Party being indemnified hereunder or its respective directors, officers, employees or agents (the “Indemnitee”) intends to claim indemnification under this Article VIII, the Indemnitee shall promptly notify the other Party (the “Indemnitor”) of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall manage and control, at its sole expense, the defense of the claim and its settlement.  The Indemnitee shall cooperate with the Indemnitor and may, at its option and its own expense, be represented in any such action or proceeding.  The Indemnitor shall not be liable for any litigation costs or expenses incurred by the Indemnitee that have not been approved in advance in writing by the Indemnitor.  The indemnity obligations under this Article VIII shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor.  The Indemnitor may enter into a settlement without the consent of the Indemnitee unless such settlement (a) does not include a complete release of the Indemnitee from all liability with respect thereto, or (b) imposes any restrictions on the Indemnitee.  The Indemnitee under this Article VIII shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.  The Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys’ fees incurred by the Indemnitee in establishing its claim for indemnity.

8.5                                 Insurance.  Each Party shall maintain insurance, including product liability insurance, with respect to its activities hereunder.  Such insurance shall be in such amounts and subject to such deductibles as the Parties may agree based upon standards prevailing in the industry at the time, provided that, as of the First Commercial Use, each Party shall maintain a minimum of [**] Dollars ($[**]) in product liability insurance.  Either Party may satisfy its obligations under this Section 8.5 through reasonable self-insurance to the same extent.  A Party shall name the other Party as an additional insured on any policies it maintains pertaining to the development, manufacturing, marketing or sale of any Products.

ARTICLE IX

TERM AND TERMINATION

9.1                                 Term of Agreement.  This Agreement shall become effective as of the Effective Date, may be terminated as set forth in this Article IX, and shall otherwise remain in effect until the later of: (i) the expiration of all obligations to make payments set forth in Article IV, or (ii) the expiration of all licenses and other rights granted in Article III, other than licenses having a perpetual term.

9.2                                 Termination for Material Breach.  Upon any material breach of a provision of this Agreement by a Party (the “Breaching Party”), the other Party (the “Non-Breaching Party”) may terminate this Agreement by providing [**] ([**]) days written notice to the Breaching Party, specifying the material breach.  The termination shall become effective at the end of the [**] ([**]) day period, or if such breach is not susceptible to cure within [**] ([**]) days after the receipt of written notice of the breach, and if the Breaching Party is diligently pursuing a cure, then termination shall become effective within [**] ([**]) days of the receipt of written notice of the breach.  Notwithstanding the foregoing, if such breach, by its nature, is incurable, this Agreement may be terminated immediately.  The Parties shall use reasonable efforts to work together to cure any breach.

9.3                                 Bankruptcy.  Each Party may terminate this Agreement if the other Party (i) makes an assignment for the benefit of creditors; (ii) applies for, seeks, consents to, acquiesce in, or have appointed for it a receiver, custodian, trustee, examiner, liquidator or similar official for it or substantially all of its property; (iii) institutes any proceeding seeking an order for relief under the Bankruptcy Code or any other proceeding seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization of all or substantially all of its assets; or (iv) has instituted against it an involuntary proceeding under the Bankruptcy Code or any bankruptcy, reorganization of all or substantially all of its assets, arrangement, insolvency or similar proceedings under the laws of any jurisdiction, if not dismissed or stayed within [**] ([**]) days after such commencement.

9.4                                 Effect of Termination.

9.4.1                        Effect of Termination by Genaissance.  If this Agreement is terminated by Genaissance under Section 9.2 or Section 9.3, then, to the extent permitted under the Bankruptcy Code or under other applicable law, (a) the license grants to Bayer under Sections 3.1.2, 3.2.1, 3.3.3, 3.3.4 and 3.4.1 and the other rights granted to Bayer under Section 3.8.1 shall terminate and all rights under sublicenses granted by Bayer with respect to Genaissance IP Rights shall be assigned to Genaissance, (b) subject to Genaissance’s compliance with all obligations set forth in Section 9.5 and without prejudice to Bayer’s rights to receive payments under Article IV of this Agreement, net of the amount of any damages incurred by Genaissance as a result of breach of this Agreement by Bayer and not otherwise recovered, the license grants to Genaissance under

Sections 3.1.1, 3.2.4, if any, 3.3.1, 3.3.2 and 3.4.2 and the other rights granted to Genaissance under Sections 3.2.2, 3.2.3, 3.5 and 3.8.2 shall survive termination of this Agreement; (c) all Bayer Resulting IP and, all rights under licenses granted thereunder by Bayer shall be assigned to Genaissance and Bayer’s rights to and under the Bayer Resulting IP shall immediately and automatically cease, without prejudice to Bayer’s rights to receive payments under Article IV of this Agreement, net of the amount of any damages incurred by Genaissance as a result of breach of this Agreement by Bayer and not otherwise recovered, and (d) any and all Confidential Information of, and materials provided by the Parties pursuant to this Agreement, and any copies thereof (including electronic copies) shall be promptly returned by each Party to the other Party or destroyed, except to the extent necessary to exercise rights retained pursuant to this Section.

9.4.2                        Effect of Termination by Bayer.  If this Agreement is terminated by Bayer under Section 9.2. or Section 9.3, then, to the extent permitted under the Bankruptcy Code or under other applicable law, (a) the license grants to Genaissance under Section 3.1.1 3.2.4, if any, 3.3.1, 3.3.2 and 3.4.2 and the other rights granted to Genaissance under Sections 3.2.2, 3.2.3, 3.5 and 3.8.2 shall terminate and all rights under sublicenses granted by Genaissance with respect to Bayer IP Rights shall be assigned to Bayer; (b) subject to Bayer’s compliance with all obligations set forth in Section 9.5, and without prejudice to Genaissance’s right to receive payments under Article IV of this agreement, net of the amount of any damages incurred by Bayer as a result of breach of this agreement by Genaissance and not otherwise recovered, the license grants to Bayer under Sections 3.1.2, 3.2.1, 3.3.3, 3.3.4 and 3.4.1 and the other rights granted to Bayer under Section 3.8.1 shall survive such termination of this Agreement; and (c) all Genaissance Resulting IP and all rights under licenses granted thereunder by Genaissance shall be assigned to Bayer and Genaissance’s rights to and under the Genaissance Resulting IP shall immediately and automatically cease, without prejudice to Genaissance’s rights to receive payments under Article IV of this Agreement, net of the amount of any damages incurred by Bayer as a result of breach of this Agreement by Genaissance and not otherwise recovered, and (d) any and all Confidential Information of, and materials provided by the Parties pursuant to this Agreement, and any copies thereof (including electronic copies) shall be promptly returned by each Party to the other Party or destroyed, except to the extent necessary to exercise rights retained pursuant to this Section.

9.5                                 Surviving Provisions.  The expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  The provisions of Articles IV, VI, VIII, IX and X and Sections 5.1, 7.3 and 7.4 hereof shall survive the expiration or termination of this Agreement.

9.6                                 Security Interest.  To secure the prompt and complete performance when due of all obligations of Genaissance under this Agreement (the “Obligations”), Genaissance hereby grants to Bayer a first priority security interest in all of Genaissance’s rights, title and interests in and to the Genaissance Resulting IP (whether now existing or hereafter arising) , all licenses thereof, and all of the rights and benefits therefrom, including without limitation all license payments and royalties, the right to sue for past, present and future infringements and proceeds thereof (the “Collateral”).  Genaissance hereby authorizes the filing of appropriate UCC Financing Statements relating thereto and any other federal or state filings that may be required to perfect or otherwise secure Bayer’s security interest in the Collateral as granted herein (collectively, “Filings”), and Bayer shall have the right to file the same in order to secure its interests therein.  To the extent permitted by law, Bayer shall include in the Filings (other than continuation statements) a statement that the Collateral secures only the Obligations.  Genaissance’s sole remedy for any breach of Bayer’s obligation under the preceding sentence shall be to require Bayer to amend, and Bayer shall so amend, as promptly as is reasonably practicable the relevant Filing to comply with the foregoing requirement.

9.7                                 Rights of Secured Party.  Bayer shall have, in addition to the rights and remedies given under this Agreement, those rights allowed by law or at equity and the rights and remedies of a secured party under the Uniform Commercial Code.  Notwithstanding anything herein or under any applicable law to the contrary, Bayer shall not exercise or otherwise enforce its rights to the Collateral as a secured party until this Agreement is terminated by Bayer under Section 9.2 or until the occurrence of any event described in Section 9.3 with respect to Genaissance.

9.8                                 No Encumbrances.  Genaissance represents, warrants and agrees that neither the Genaissance Resulting IP nor the licenses, proceeds nor rights to payments related thereto is, or hereafter shall be, encumbered (by act of Genaissance or by operation of law) without the prior written consent of Bayer, except for (i) the security interest in favor of Bayer granted hereunder, (ii) liens arising in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and not involving any borrowed money or the deferred purchase price of property or services, and in each case, for which Genaissance maintains adequate reserves; and (iii) licenses permitted by this Agreement.

9.9                                 Further Assurances.  Genaissance shall from time to time promptly execute and deliver any Filings and such other instruments and documents that comply with the terms of Section 9.6 as Bayer may reasonably request to evidence Bayer’s security interest in the Collateral or for Bayer to obtain the full benefits of the rights granted under Section 9.6.

ARTICLE X

MISCELLANEOUS

10.1                           Force Majeure.  Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), terrorism, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party; provided that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance, and shall continue performance hereunder with reasonable dispatch whenever such causes are removed.  Either Party shall provide the other Party with prompt written notice of any delay or failure to perform that occurs by reason of force majeure.  The Parties shall mutually seek a resolution of the delay or the failure to perform as noted above.

10.2                           Assignment.  This Agreement may not be assigned or otherwise transferred by either Party without the consent of the other Party; provided, that either Genaissance or Bayer may, without such consent, assign its rights and obligations under this Agreement (a) to any

Affiliate, or (b) in connection with a merger, consolidation or sale of substantially all of such Party’s assets relating to this Agreement to a Third Party; provided, further, that such Party’s rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets relating to this Agreement, including those business assets that are the subject of this Agreement.  Any purported assignment in violation of the preceding sentence shall be void.  Any permitted assignee shall assume all obligations of its assignor under this Agreement.

10.3                           Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

10.4                           Notices.  Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other Party shall be in writing, delivered personally or by facsimile (and promptly confirmed by telephone, personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

If to Genaissance:	Genaissance Pharmaceuticals, Inc. Five Science Park New Haven, Connecticut 06511 Attention: Chief Executive Officer Telephone: (203) 773-1450 Facsimile: (203) 562-9377

With a copy to:	Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Attention: Steven D. Singer Telephone: (617) 526-6000 Facsimile: (617) 526-5000

If to Bayer:

BAYER HEALTHCARE LLC, Diagnostics Division
511 Benedict Avenue
Tarrytown, New York 10591
Attention:  President
Telephone:  914-631-8000
Facsimile:  914-524-2132

And

Bayer Aktiengesellschaft
Bayer HealthCare
Bayerwerk
51368 Leverkusen
Germany
Attention:  CAO
Telephone: +49-30-76732
Facsimile: +49-30-52248

With a copy to:

BAYER HEALTHCARE LLC, Diagnostics Division
511 Benedict Avenue
Tarrytown, New York 10591
Attention:  Law & Patents
Telephone:   914-631-8000
Facsimile:  914-524-3594

And

Bayer Aktiengesellschaft
Bayer HealthCare
Bayerwerk
51368 Leverkusen
Germany
Attention: General Counsel
Telephone: +49-30-56247
Facsimile: +49-30-82986

10.5                           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of [**], without giving effect to the choice of laws provisions thereof.

10.6                           Dispute Resolution.  The Parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations.  If a controversy or claim should arise hereunder, the matter shall be referred to an individual designated by the Chief Executive Officer (or the equivalent position) of Genaissance and an individual designated by the head of Bayer’s Business Group Diagnostics (or the equivalent position) of Bayer (the “Party Representatives”).  If the matter has not been resolved within [**] ([**]) days after the first meeting of the Party Representatives (which period may be extended by mutual agreement) concerning such matter, subject to rights to injunctive relief and specific performance, and unless otherwise specifically provided for herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, may at the election of either Party be pursued by whatever other remedies are legally available to resolve the dispute.

10.7                           Entire Agreement.  This Agreement, together with the exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof.  All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.

10.8                           Publicity.

10.8.1                  Agreement.  Except as required by law, and subject to Section 10.8.2, Genaissance and Bayer each agree not to disclose the existence or any terms or conditions of this Agreement to any Third Party without the prior written permission of the other Party; provided, that either Party may make such disclosures to its financial and legal advisers or actual or potential investors, acquirors, licensees or sublicensees on a need to know basis and subject to a confidentiality agreement.  In the event that this Agreement shall be included in any report, statement or other document filed by either Party or an Affiliate of either Party with the United States Securities and Exchange Commission (the “SEC”), such Party shall provide the other Party with reasonable notice and shall use, or shall cause its Affiliate, as the case may be, to use, reasonable efforts to obtain confidential treatment from the SEC of any financial information or other information of a competitive or confidential nature, and shall include in such confidentiality request such provisions of this Agreement as may be reasonably requested by the other Party.

10.8.2                  Press Release.  Notwithstanding the foregoing, Genaissance and Bayer agree that a press release may be issued promptly after execution of this Agreement by either Party in the form(s) agreed by the Parties and as set forth in Exhibit H attached hereto.  The Parties agree that any announcement by either Party will not contain confidential business or technical information and, if disclosure of confidential business or technical information is required by law or regulation, will make commercially reasonable efforts to minimize such disclosure and obtain confidential treatment for any such information which is disclosed to a governmental agency or group.  Each Party agrees to provide to the other Party a copy of any public announcement with respect to this Agreement or the subject matter of this Agreement as soon as reasonably practicable under the circumstances prior to its scheduled release.  Except under extraordinary circumstances, each Party shall provide the other Party with an advance copy of any such press release at least [**] ([**]) business days prior to the scheduled disclosure.  Each Party shall have the right to review and recommend changes to any announcement regarding this Agreement or the subject matter of this Agreement.  Except as otherwise required by law, the Party whose press release has been reviewed shall remove any information the reviewing Party reasonably deems to be inappropriate for disclosure and shall use all reasonable efforts to accommodate the reviewing Party’s other comments.  The contents of any such announcement or similar publicity which has been reviewed and approved by the reviewing Party can be re-released by either Party without a requirement for re-approval.

10.9                           Headings.  The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

10.10                     No Partnership; Independent Contractors.  It is expressly agreed that the relationship between Genaissance and Bayer shall not constitute a partnership, joint venture or agency.  Neither Genaissance nor Bayer shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

10.11                     Exports.  The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving any necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party.  Genaissance and Bayer agree not to export or re-export, directly or indirectly, any information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any applicable export control laws or governmental regulations.  Genaissance and Bayer agree to obtain similar covenants from their licensees, sublicensees and contractors with respect to the subject matter of this Section.

10.12                     Waiver.  The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other Party whether of a similar nature or otherwise.

10.13                     Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.14                     No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and deliver this Agreement as of the date first set forth above.

BAYER AG

By:	/s/ Dr. Jan-Anders Karlsson

Name:	Dr. Jan-Anders Karlsson

Title:	Executive Vice President

And by:	/s/ [Illegible]

Name:	[Illegible]

Title:	Head of [Illegible]

BAYER HEALTHCARE LLC, Diagnostics Division

By:	/s/ Peter C. Knueppel

Name:	Peter C. Knueppel

Title:	Senior Vice President

GENAISSANCE PHARMACEUTICALS, INC.

By:	/s/ Kevin Rakin

Name:	Kevin Rakin

Title:	President and Chief Executive Officer

Exhibit A

Gene Criteria

The HAPTM Database shall consist of Genaissance’s proprietary information and publicly available information.

The current procedure for discovering HAPTM Markers for a Gene is to sequence, from Genaissance’s collection of individuals of diverse ancestry (the “Index Repository”), ninety-three (93) individual samples of human genomic DNA and one (1) sample of chimpanzee genomic DNA.  The genomic regions of each Gene, which are targeted for sequencing, are as follows.

(i) “Exons” shall mean the genomic DNA segments of a Gene whose sequence information is translated into the protein product of that Gene.  The goal is to obtain sequence information for all Exons of a Gene.

(ii) “Exon/Intron Junction” shall mean the junctions between the Exons and the Introns in genomic DNA.  Beginning with the initiation codon at one end of a Gene and ending with the termination codon at the other end of a Gene, the goal is to obtain sequence information for each Exon/Intron Junction within this genomic region.

(iii) “Introns” shall mean the genomic DNA segments of a Gene, which are located between Exons.  Beginning with the initiation codon at one end of a Gene and ending with the termination codon at the other end of a Gene, the goal is to obtain a minimum of ten (10) to twenty (20) bases and a maximum of one hundred (100) bases of sequence information from the Exon/Intron Junction into the Intron for every Intron within this genomic region.

(iv) “Promoter” shall mean the genomic region that is immediately upstream of the transcription start site of the Gene.  The goal is to obtain sequence information for up to one (1) thousand bases of the Promoter.

(v) “Three-Prime Untranslated Region” shall mean the genomic region immediately downstream from the termination codon of a Gene.  The goal is to obtain sequence information for at least one hundred (100) bases of the Three-Prime Untranslated Region downstream of the termination codon.

Specific genomic sequence information is required to meet the goals outlined in (i) through (v) above.  If genomic sequence information is available for a majority of these regions, even if the available genomic sequence information is not sufficient to meet all of the goals in (i) through (v) above, a Gene will still be queued for HAPTM Marker discovery.

Once a Gene is completely sequenced, HAPTM Markers will be constructed for that Gene and placed into the HAPTM Database.  A Gene shall be considered completely sequenced if sequence information is obtained for at least [**] of the [**].  A specific region

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targeted for sequencing within a Gene shall be considered completely sequenced if sequence information is obtained for at least [**].

If a Gene is not completely sequenced after each fragment targeted for sequencing has been attempted once, each of the failed fragments will be resequenced using redesigned amplification/sequencing primers.  However, the presence of runs of guanine and cytosine, secondary structure or errors in publicly available sequence information may prevent the generation of sufficient sequence information for that Gene to be considered completely sequenced.  Thus, if the Gene does not meet the completely sequenced criteria after the above resequencing step, [**].

Genaissance shall use commercially reasonable efforts to incorporate into the HAPTM Database other information about Genes, including: (i) genomic structure; (ii) cDNA and protein sequences; (iii) publicly available Polymorphisms and Haplotypes; (iv) location of these publicly available polymorphic sites within the genomic structure and also in the messenger RNA if these Polymorphisms cause coding changes; (v) publicly available association(s) of Polymorphism(s) with phenotype(s); and (vi) whether the publicly available Polymorphism(s) is/are in linkage disequilibrium with any of Genaissance’s proprietary Polymorphisms.

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Exhibit B

[**] Trial

The [**] Trial was a [**] trial run in [**] with [**] patients, aged [**].  Of the [**] patients, [**] have signed informed consents to have their DNA isolated and analyzed for scientific purposes related to the study.  The study was designed such that [**]of the patients were given [**] and the other [**] of the patients was given [**].  The purpose of the study was [**].  All [**].  The study [**].

Bayer has started an association study using samples collected from the [**] Trial.  [**] Trial were examined.  The [**] serve as controls.

The [**] examined in the association study [**].  Another [**].  The rationale for [**].

All [**] patients [**] were genotyped for more than [**] SNPs.  These SNPs were chosen because they were located within Genes that are known or believed to play a role in [**].  The more than [**] SNPs were identified because [**].  From these more than [**] SNPs, a number of SNPs were identified as being associated with [**].  In addition, a number of SNPs were found to be associated with an [**].  Moreover, a further number of SNPs were identified as being associated with [**] and with [**].

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Exhibit C

SADR Clinical Phenotypes

[**]

Clinical Diagnosis:  [**]

[**]

[**]

[**]

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Exhibit D

SADR Plan

The SADR Study will be conducted as per the SADR Plan, which will be designed and finalized by the Steering Committee.

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Exhibit E

SER Clinical Phenotypes

[**] [**]

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Exhibit F

SER Plan

The SER Study will be conducted as per the SER Plan, which will be designed and finalized by the Steering Committee.

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Exhibit G

STRENGTH Trial

The STRENGTH Trial includes both the STRENGTH I trial and the STRENGTH II trial and comprises an open-label examination of the relationship between treatment response and HAPTM Markers.  Various efficacy and safety endpoints were measured before and after treatment of seven hundred ninety-six (796) patients with one of five (5) statins (Cerivastatin, Pravastatin, Atorvastatin, Simvastatin, and Lovastatin).  Subjects were administered the recommended starting dose of one of these statins for eight (8) weeks and then administered the highest allowed dose, according to the drug label, for an additional eight (8) weeks.

All patients were sequenced for one hundred one (101) genes known or believed to play a role in lipid metabolism, lipid trafficking, energy metabolism, and inflammation.  Additionally,[**]all patients will be genotyped for SNPs from ADME Genes (some of which are also contained in the set of 101 sequenced Genes).  The genotyping and sequencing information derived will then be used to assign specific HAPTM Marker pairs to each of the STRENGTH Trial patients for all of the Genes.

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Exhibit H

Press Release

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